================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   --------



                                  FORM 8-K/A
                                AMENDMENT NO. 1

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                              September 1, 1999
                      -----------------------------------
                       (Date of earliest event reported)




                                MK GOLD COMPANY
                                ---------------
            (Exact name of registrant as specified in its charter)




           Delaware                       0-23042               82-0487047
-------------------------------     ---------------------    -------------------
(State or other jurisdiction of     (Commission File No.)     (I.R.S. Employer
incorporation or organization)                               Identification No.)



                       60 East South Temple, Suite 2100
                          Salt Lake City, Utah 84111
                               (801) 297-6900
 ----------------------------------------------------------------------------
 (Address of principal executive offices and telephone number, including area code)



================================================================================

ITEM 1.       CHANGES IN CONTROL OF REGISTRANT

          Pursuant to a Stock Purchase Agreement dated September 1, 1999 (the "Stock Purchase Agreement") between MK Gold Company (the "Company") and Leucadia National Corporation ("Leucadia"), Leucadia agreed to purchase, subject to certain conditions, and the Company agreed to sell, subject to certain conditions, 18,058,635 shares (the "Shares") of the authorized but unissued shares of Common Stock of the Company at the price of $0.8753 per share, representing the book value of the Shares as at June 30, 1999.

          The purpose of the sale of the Shares to Leucadia was to provide the Company with a portion of the funds necessary for the Company to acquire the entire share capital and subordinated debt of RioMin Exploraciones SA ("Riomin"). Because funding for this acquisition was required before the sale of the Shares could be completed, the Company borrowed $15,806,723 from Leucadia pursuant to a Promissory Note dated September 1, 1999 (the "Promissory Note").

          On October 5, 1999, the Company and Leucadia received notice of termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On October 8, 1999, Leucadia purchased the Shares and delivered the Promissory Note to the Company under the Stock Purchase Agreement.

          Leucadia now beneficially owns 27,058,635 shares of Common Stock of the Company, which represents approximately 72.5% of the Common Stock outstanding.


ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

(a)       Financial Statements of business acquired.

          Audited financial statements of Riomin Exploraciones, S.A. for the year ended December 31, 1998

               - Independent Auditors' Report - Arthur Andersen

               - Balance Sheets as of December 31, 1998 and 1997

               - Statements of Operations--Years ended December 31, 1998 and
                 1997

               - Notes to financial statements

              Audited financial statements of Cobre Las Cruces, S.A. (formerly Riomin Exploraciones, S.A.) for the year ended December 31, 1997

               - Independent Auditors' Report - PricewaterhouseCoopers
                 Auditores, S.L.

               - Balance Sheet as of December 31, 1997

               - Statement of Operations--Year ended December 31, 1997

               - Statement of Stockholder's Equity--Year ended December 31, 1997

               - Notes to financial statements

              Unaudited financial statements of Cobra Las Cruces, S.A. (formerly Riomin Exploraciones, S.A.) for the nine months ended September 30, 1999

               - Balance Sheet as of September 30, 1999

               - Statements of Operations - Nine months ended September 30, 1999 and 1998

               - Statements of Cash Flows- Nine months ended September 30, 1999 and 1998

          (b) Unaudited pro forma consolidated financial statements of MK Gold Company

               - Unaudited pro forma condensed consolidated balance sheet as of
                 September 30, 1999

               - Unaudited pro forma condensed consolidated statement of
                 operations for the year ended December 31, 1998

               - Unaudited pro forma condensed consolidated statement of
                 operations for the nine months ended September 30, 1999

               - Notes to unaudited pro forma financial statements

          (c) Exhibits

              2.1 Sale and Purchase Agreement dated September 1, 1999 between MK Gold Company and Rio Tinto Metals Limited.*

              10.1 Stock Purchase Agreement dated September 1, 1999 between MK Gold Company and Leucadia National Corporation.*

              10.2  Promissory Note dated September 1, 1999.*

              10.3 Option Agreement dated August 26, 1999 between MK Gold Company and Straits Resources Ltd.*

              23.1  Consent of  Arthur Andersen.

              23.2  Consent of PricewaterhouseCooopers Auditores, S.L.


_________________
     *  previously filed

Audited financial statements of Riomin Exploraciones, S.A. for the year ended December 31, 1998

                   AUDITORS' REPORT ON FINANCIAL STATEMENTS

To the Shareholder of
Riomin Exploraciones, S.A.

I. We have audited the financial statements of RIOMIN EXPLORACIONES, S.A., a Company at the commencement of its operations since it is in the exploration phase (see Note 1), comprising the balance sheet as of December 31, 1998, and the related statement of operations and notes to financial statements for the year then ended. The preparation of these financial statements is the responsibility of the Company's directors. Our responsibility is to express an opinion on the financial statements taken as a whole based on our audit work performed in accordance with generally accepted auditing standards in Spain, which are substantially consistent with those in the United States of America, which require examination, by means of selective tests, of the documentation supporting the financial statements and evaluation of their presentation, of the accounting principles applied and of the estimates made.

II. As required by Spanish corporate law, for comparison purposes the Directors present, in addition to the 1998 figures for each item in the balance sheet and statements of operations and of changes in financial position, the figures for 1997. Our opinion refers only to the 1998 financial statements.

III. On March 11, 1999, the Company's Directors prepared the 1998 financial statements, which were approved by the Shareholders' Meeting on March 11, 1999. On March 11, 1999, we issued our auditors' report on these financial statements, in which we expressed an opinion containing two uncertainties.

     Due to the subsequent events that occurred between March 11 and September 9, 1999, indicated in Note 17, the Company's new Directors decided to prepare new financial statements to include the effects of the sale of the mining rights to Riomin Iberica, S.A. and the undertaking to provide financial support given by the Company's new shareholders (see Note 17). As a result, we issued a new auditors' report on these new 1998 financial statements.

IV. In our opinion, the financial statements referred to above present, in all material respects, a true and fair view of the net worth and financial position of RIOMIN EXPLORACIONES, S.A. (a Company at the commencement of its operations since it is in the exploration phase -see Note 1) as of December 31, 1998, and of the results of its operations and of the funds obtained and applied by it in the year then ended, and contain the required information, sufficient for their proper interpretation and comprehension, in conformity with generally accepted accounting principles in Spain and standards applied on a basis consistent with that of the preceding year.

V. Accounting practices used by the Company in preparing the accompanying financial statements conform with generally accepted accounting principles in Spain but do not conform with accounting principles generally accepted in the United States. A description of these differences and a reconciliation of consolidated net income and shareholders' equity are set forth in Note 18.

                                                  ARTHUR ANDERSEN


                                                  /s/ Jorge Segura Rodriguez
                                                  Jorge Segura Rodriguez



September 9, 1999

 Translation of a report and financial statements originally issued in Spanish and prepared in accordance with generally accepted accounting principles in Spain (see Note 18).


                          RIOMIN EXPLORACIONES, S.A.
                          (Sole shareholder company)

                BALANCE SHEETS AS OF DECEMBER 31, 1998 AND 1997
                -----------------------------------------------

                   (Currency - Thousands of Spanish pesetas)

---------------------------------------------------------------------------------------------------------------------------------
                                                                    SHAREHOLDER'S EQUITY
                 ASSETS                       1998       1997 (*)          AND LIABILITIES                       1998    1997 (*)
---------------------------------------------------------------------------------------------------------------------------------
FIXED AND OTHER                                                     SHAREHOLDER'S EQUITY (Note 9):
NONCURRENT ASSETS:
Start-up expenses                             4,472        5,890    Capital stock                              623,141    623,141
Intangible assets-                        4,262,420    3,808,252    Prior years' losses                       (318,718)  (223,100)
Exploration expenses                      4,259,197    3,802,012    Loss for the year                       (1,076,102)   (95,618)
                                                                                                            ---------------------
Computer software                             9,958        9,525         Total shareholder's equity           (771,679)   304,423
                                                                                                            ---------------------

Rights on leased assets                           -          504
Accumulated amortization                     (6,735)      (3,789)     DEFERRED REVENUES
Tangible fixed assets                        57,803       56,874    Exchange gains                                 415        182
                                                                                                             --------------------
Technical installations and machinery        24,766       20,800
Other installations, tools and                                      PROVISIONS FOR CONTINGENCIES
 furniture                                   11,497       13,613    AND EXPENSES
Other fixed assets                           40,840       39,873    Provisions for taxes                             -        850
                                                                                                             --------------------
Accumulated depreciation                    (19,300)     (17,412)
Long-term financial investments             152,189        2,899    LONG-TERM DEBT:
                                                                    Payable to Group and associated
Financial investments                       152,189        2,899       companies-                            5,673,199  2,286,206
                                          ----------------------
 Total fixed and other noncurrent assets  4,476,884    3,873,915    Payable to Group companies
                                          ----------------------
CURRENT ASSETS:                                                       (Note 10)                              5,673,199  2,286,206
Other Current Assets-                           756            -         Total long-term debt                5,673,199  2,286,206
                                                                                                             --------------------
Advances                                        756            -
Accounts receivable-                        348,561      269,752    CURRENT LIABILITIES:
Customer receivables for sales and                                  Short-term payables to Group
  services                                        -          175       and associated companies                 94,413  1,403,144
Receivable from associated companies                                Payable to Group companies
 (Note 10)                                    7,132        2,932      (Note 10)                                 94,413  1,403,144
Sundry accounts receivable                        -        2,132    Trade accounts payable-                     79,366    378,623
Employee receivables                             89          635
Tax receivables                             341,340      289,878    Payables for purchases and services         79,366    378,623
Provisions                                        -      (26,000)   Other nontrade payables-                    10,750     16,427
Short-term financial investments-           130,407       15,543    Accrued taxes payable                       10,750      6,791
                                                                    Other accounts payable                           -      8,757
 Short-term guarantees and deposits         130,407       15,543    Compensation payable                             -        879
Cash                                        128,911      230,321
Accrual accounts                                945          324
                                          ----------------------                                             --------------------
       Total current assets                 609,580      515,940         Total current liabilities             184,529  1,798,194
                                          ----------------------                                             --------------------
                                                                            TOTAL SHAREHOLDER'S
                                          ----------------------                                             --------------------
        TOTAL ASSETS                      5,086,464    4,389,855          EQUITY AND LIABILITIES             5,086,464  4,389,855
---------------------------------------------------------------------------------------------------------------------------------

(*) Not subjected to compulsory audit.

  The accompanying Notes 1 to 18 are an integral part of the balance sheet as of December 31, 1998.

 Translation of a report and financial statements originally issued in Spanish and prepared in accordance with generally accepted accounting principles in
                             Spain (see Note 18).


                          RIOMIN EXPLORACIONES, S.A.
                          (Sole shareholder company)

    STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
    -----------------------------------------------------------------------

                   (Currency - Thousands of Spanish pesetas)

-----------------------------------------------------------------------------------------------------------------------------------
                 DEBIT                              1998      1997 (*)                  CREDIT                   1998      1997 (*)
-----------------------------------------------------------------------------------------------------------------------------------
  EXPENSES:                                                           REVENUES:
  Materials used in operations (Note  12)          8,723           -  Net sales                                  4,839          -

  Personnel expenses (Note 12)                   100,110      81,741  Capitalized expenses of in-house work
    Wages, salaries, etc.                         77,528      63,682    on fixed assets                      1,358,684  1,737,109
    Employee welfare expenses                     22,582      18,059  Other operating revenues                   3,275          -
                                                                      Non-core and other current
  Period depreciation and amortization            12,367      10,723    operating revenues                       2,425          -
  Other operating expenses                     1,005,522   1,610,190    Overprovision for contingencies
                                                                         and expenses                              850          -
                                               ---------    --------                                         ---------    -------
  Operating income                               240,076      34,455  Operating loss                                 -          -
                                               ---------    --------                                         ---------    -------
  Financial and similar expenses                 261,277      43,409  Other interest and similar revenues        8,446      1,210
  Exchange losses                                 28,930      79,103  Exchange gains                            40,585      4,034
                                               ---------    --------                                         ---------    -------
  Financial income                                     -           -  Financial loss                           241,176    117,268
                                               ---------    --------                                         ---------    -------
  Income from ordinary activities                      -           -  Loss on ordinary activities                1,100     82,813
                                               ---------    --------                                         ---------    -------
  Losses on tangible fixed assets,                                    Gains on tangible fixed asset,
    intangible assets and portfolio                                     intangible asset and portfolio
    disposals (See Notes 4-b and 17)             902,111      24,362    disposals                                  513          -
  Extraordinary expenses                           9,189       1,797  Extraordinary revenues                     5,770      2,508
  Other years' expenses and losses               196,369      25,656  Other revenues and income                 26,384     36,502

                                               ---------    --------                                         ---------    -------
  Extraordinary income                                 -           -  Extraordinary loss                     1,075,002     12,805
                                               ---------    --------                                         ---------    -------
  Income before taxes                                  -           -  Loss before taxes                      1,076,102     95,618
                                               ---------    --------                                         ---------    -------
  Income for the year                                  -           -  Loss for the year                      1,076,102     95,618
---------------------------------------------------------------------------------------------------------------------------------

  (*) Not subjected to compulsory audit.

   The accompanying Notes 1 to 18 are an integral part of the 1998 statement of operations.

                          RIOMIN EXPLORACIONES, S.A.
                          (Sole shareholder company)

                      NOTES TO 1998 FINANCIAL STATEMENTS
                      ----------------------------------

(1)  COMPANY DESCRIPTION

     RIOMIN EXPLORACIONES, S.A. was formed with the name BP Minera Espana, S.A. on January 10, 1983. On October 25, 1989, it changed its name to RIOMIN EXPLORACIONES, S.A., and it currently engages in exploration, research and exploitation of mineral deposits and other geological resources.

     The Company's capital stock, which amounts to Ptas. 623,141,000, is fully subscribed and paid-in by its sole shareholder RIO TINTO METALS LIMITED, to which on December 31, 1998, all the Company's shares were transferred by RIO TINTO International Holdings Ltd., which owned them during substantially all of 1998 in the form of a sole shareholder company. As RIO TINTO METALS LIMITED and RIO TINTO International Holdings Ltd. are entities under common control, the transfer of interests was reflected at the historical cost basis of RIOMIN EXPLORACIONES, S.A.

     In 1998 the Company only performed exploration work in the "Las Cruces" project and in the opinion of Company management there are reasons to foresee the technical success and economic and commercial profitability of this project. However, the Company's shareholder, following its investment strategy, decided not to complete this project and is currently in the process of selling the Company.

(2)  BASIS OF PRESENTATION OF THE FINANCIAL
     STATEMENTS

     a)   True and fair view-

          The accompanying financial statements as of December 31, 1998, which were prepared from the accounting records of the Company, are presented in accordance with the Spanish National Chart of Accounts and, accordingly, give a true and fair view of the net worth, financial position and results of the Company. The accompanying financial statements as of December 31, 1998, which were prepared by the Company's directors, will be submitted for approval by the Shareholders Meeting, and it is expected that they will be approved without any changes.

          On March 11, 1999, the Company's Directors prepared initial financial statements as of December 31, 1998, which were approved by the Shareholders' Meeting on the same date. These financial statements are the definitive financial statements prepared by the Company's Directors in order to reflect the loss of Ptas. 562,861,000 on the sale of the projects to Riomin Iberica (see Note 17), for the purpose of including these financial statements in the information that the Parent Company (MK Gold) is required to file in the SEC. Accordingly, these financial statements differ from those prepared previously, with a reduction of Ptas. 562,861,000 in total assets and liabilities, and an increase of the same amount in the loss for the year. The accompanying financial statements as of December 31,

        1998 will be submitted for approval by the Shareholders' Meeting, and it is considered that they will be approved without any changes.

     b)   Comparative information-

          As required by Spanish corporate law, for comparison purposes, the directors present, in addition to the 1998 figures for each item in the balance sheet and statements of operations and changes in financial position, the corresponding amounts for 1997. The Company's 1997 financial statements were approved by the Shareholders Meeting on June 17, 1998.



(3)  ALLOCATION OF LOSS

     The Company's directors propose that the Shareholders Meeting resolve to allocate 1998 loss to "Prior Years' Losses".


(4)  Valuation Standards

     a)   Start-up expenses-

          The "Start-up Expenses" caption includes the amounts paid by the Company in relation to its incorporation and the reduction and subsequent increase of capital carried out in 1994 and 1995, respectively, and are recorded at cost, less amortization, which is taken on a straight-line basis over five years.

          The charge to the 1998 statement of operations for amortization of start-up expenses amounted to Ptas. 1,418,000.

     b)   Intangible assets-

          This caption includes in the "Exploration" account the costs of the Group's suppliers and other third parties, incurred in relation to the mining exploration work. Also included are all the internal personnel costs and the financial costs accrued for the participating loans, and the valuation and exchange differences arising from the accounts payable to suppliers.

          In 1998, the Company only capitalized the exploration expenses arising from the "Las Cruces" project, which are specifically itemized and their amount clearly identified so that they can be allocated over time. Also, management of the Company has reasons to foresee the technical success and economic and commercial profitability of this project.

          The costs incurred in preparing for mining in the "Las Cruces" project are capitalized until the year in which the proportion of extractable useful ore to harvest is at approximately the average estimated level for the entire project. From this point amortization of these costs will commence at a rate based on the proportion of ore extracted.

          Since no operations on the "Las Cruces" project have begun as of December 31, 1998, the Company has not amortized any amount in this connection.

          Also the Company's intangible assets include certain exploration projects amounting to Ptas. 730 million (see Note 17), the permits for which were initially granted to Riomin

        Exploraciones, S.A. Subsequently, on December 12, 1996, the Company granted a purchase option on these exploration permits to Riomin Iberica, S.A., an affiliated entity, which continued with all the exploration projects. No consideration was paid by Riomin Iberica, S.A. in connection with the acquisition of this option. The agreement between the two companies establishes that the purchase option can be exercised until the expiration date of each of the permits. Also, it establishes the acquisition price of each of the permits on which the purchase option can be exercised, which may not under any circumstances be less than the costs recorded for each of the projects. These projects are presented in the accompanying balance sheet at the amount of the accumulated expenses incurred up to the date when the purchase option was granted to Riomin Iberica, S.A. All expenses subsequent to December 12, 1996 have been expensed as incurred.

          The Company's directors have reasons to believe in the technical success and economic and commercial profitability of the projects capitalized, which depend on the future course of the exploration projects.

          The rights on leased assets account represents furniture and equipment acquired under a capital lease. In accordance with Spanish GAAP, this equipment was recorded at the time of lease inception, in addition to the related debt obligation. During 1998, the lease term expired and the Company decided to purchase the leased equipment for
        72.000. Accordingly, at that time, the Company transferred this equipment to tangible assets.

          The amounts paid for ownership or for the right to use computer programs are recorded in the "Computer Software" account and are amortized on a straight-line basis over five years. The amortization in this connection in 1998 amounted to Ptas. 2,464,000.



     c)   Tangible fixed assets-

          Tangible fixed assets are valued at the lower of cost or replacement cost.

          The costs of expansion, modernization or improvement leading to a lengthening of the useful lives or to increased productivity, capacity or efficiency are capitalized.

          Upkeep and maintenance expenses are expensed currently.

          The Company depreciates its tangible fixed assets by the straight-line method at annual rates based on the following years of estimated useful life:

                 --------------------------------------------------------------
                                                                      Estimated
                                                                    Useful Life
                 --------------------------------------------------------------

                 Technical installations and machinery                 13
                 Other installations, tools and furniture            10-13
                 Transport equipment                                  7-8
                 Hardware                                              7
                 --------------------------------------------------------------

     d)   Financial investments -

        On November 5, 1998, the Company acquired a purchase option for 150,000 pesetas on all the shares that comprise the capital of Seroncillo, S.L., having formalized the agreement with all of the shareholders of the latter.

        Seroncillo, S.L. is the owner of the 593-hectare property on which Riomin Exploraciones, S.A. plans to locate the "Las Cruces" mining project, and it is for this reason that the Company entered into the purchase option contract, the main features of which are the following:

        a) Riomin Exploraciones, S.A. acquires an option to purchase all of the shares that comprise the capital of Seroncillo, S.L. at a price of Ptas. 150 million.

        b) In the event that this purchase option is exercised by Riomin Exploraciones, S.A., the price paid for the purchase option will be allocated to the final purchase price of the shares, determined as the result of multiplying the price of Ptas. 4,000 by the number of hectares of the property owned by Seroncillo, S.L. required to locate the mining project in accordance with the indications of Riomin Exploraciones, which may not be less than 150 hectares.

        c) The term available to the Company to exercise the purchase option is set at 4 years, and therefore expires on November 6, 2002, and the amounts that the Company has paid will be kept by the grantors of the option if the option has not been exercised. However, the Company is entitled to extend the option in accordance with the following calendar and extension prices:

             ----------------------------------------------------------
                                                     Thousands of
                                                        Pesetas
                Date extension commences       ------------------------
                                                   Price of extending
                                                         option
             ----------------------------------------------------------
                   November 6, 2003                      10,000
                   November 6, 2004                      20,000
                   November 6, 2005                      30,000
                   November 6, 2006                      40,000
             ----------------------------------------------------------


        The amounts paid by the Company to extend the purchase option are treated as an addition to the price of the shares, and therefore are not part of the established price described above.

     e)      Other Current Assets-

             As of December 31, 1998, the "Other Current assets" caption included advances from suppliers of consumables and replacement materials. The Company values consumables and replacement materials at the lower of cost or market.

     f)      Classification of debt-

             Debts maturing in less than 12 months from year-end are classified as current liabilities and those maturing at over 12 months as long-term debt.

          These debts are valued at the amounts drawn down, plus the unmatured accrued interest.

     g)   Foreign currency transactions-

          Foreign currency transactions are recorded to pesetas at the exchange rates ruling at the transaction date, and are adjusted at year-end to the exchange rates then prevailing.

          The exchange gains or losses arising on each foreign currency account payable or receivable are classified by due date and currency, and for this purpose currencies which, although different, are officially convertible are grouped together.

          Unrealized exchange gains in each group of currencies, as a general rule, are not included in income and are recorded under the "Deferred Revenues" caption on the liability side of the balance sheet. On the contrary, the exchange losses in each group of currencies, as a general rule, are charged to income.

          However, the unrealized positive differences may be credited to income if, for each homogeneous group, an equal amount of negative exchange differences has been charged to prior years' income or income for the year, up to the limit of the negative differences previously recognized in income.

          However, both positive and negative exchange differences are charged to exploration costs provided that the accounts payable which they give rise to relate to research projects in progress.

     h)   Recognition of revenues and expenses-

          Revenues and expenses are recognized on an accrual basis, i.e. when the actual flow of the related goods and services occurs, regardless of when the resulting monetary or financial flow arises.

          However, in accordance with the accounting principle of prudence, the Company only records realized income at year-end, whereas foreseeable contingencies and losses, including possible losses, are recorded as soon as they become known.

     i)   Corporate income tax-

          The expense for corporate income tax of each year is calculated on the basis of book income before taxes, increased or decreased, as appropriate, by the permanent differences from taxable income, net of tax relief and tax credits, excluding tax withholdings and prepayments.

          The Company does not record the tax asset arising from losses which it plans to recover over the next 10 years.


(5)  START-UP EXPENSES

     The variations in the "Start-up Expenses" accounts in 1998 were as follows:

            -------------------------------------------------------
                                                         Thousands
                                                        of Pesetas
            -------------------------------------------------------
            Balance as of December 31, 1997                  5,890
            -------------------------------------------------------

            Additions                                            -
            Amortization                                    (1,418)
            -------------------------------------------------------
            Balance as of December 31, 1998                  4,472
            -------------------------------------------------------


(6)  INTANGIBLE ASSETS

     The variations in 1998 in the "Intangible Assets" accounts and in the related accumulated amortization were as follows:

---------------------------------------------------------------------------------------------------------------------
                                                                       Thousands of Pesetas
                                            -------------------------------------------------------------------------
                                              Balance at    Additions or                 Retirements or    Balance at
                                               12/31/97      Provisions     Transfers      Reductions       12/31/98
---------------------------------------------------------------------------------------------------------------------
Cost:
Exploration (see Note 17)                      3,802,012      1,358,684              -        (901,499)     4,259,197
Rights on leased assets                              504              -           (504)              -              -
Computer software                                  9,525            524              -             (91)         9,958
                                            -------------------------------------------------------------------------
Total cost                                     3,812,041      1,359,208           (504)       (901,590)     4,269,155
                                            -------------------------------------------------------------------------
Accumulated amortization:
Rights on leased assets                              (39)           (25)            64               -              -
Computer software                                 (3,750)        (2,464)             -            (521)        (6,735)
                                            -------------------------------------------------------------------------
Total accumulated amortization                    (3,789)        (2,489)            64            (521)        (6,735)
---------------------------------------------------------------------------------------------------------------------
Net amount                                     3,808,252      1,356,719           (440)       (902,111)     4,262,420
---------------------------------------------------------------------------------------------------------------------

     In 1998 the Company retired R&D projects which were not considered viable for Ptas. 902 million.

     Exploration-

     The additions of exploration expenses relate to external and internal costs (labor and allocation of materials) arising from the exploration work for the "Las Cruces" deposit.

     The Company has not applied for any subsidies in relation to these investments.

     The Company's sole activity in recent years has centered on the performance of exploration work in the "Las Cruces" project, and as of December 31, 1998, it had incurred exploration expenses in this connection amounting to Ptas. 4,092 million, of which Ptas 1,359 million relate to work capitalized in 1998. Management of the Company has reasons to foresee the technical success and economic and commercial profitability of the project based on the feasibility study carried out by the Company.

     However, at the date of this report the Company's shareholder had initiated negotiations with several companies with the objective of selling the Company, since they have decided not to carry out this project. Therefore the recovery of the investments made will depend on the successful conclusion of the sale negotiations already initiated, and on the results that may be obtained in the future, once mining begins in the "Las Cruces" project (see Note 17).

     Rights on leased assets-

     In 1998 the Company exercised the purchase option which it held on leased assets which amounted to Ptas. 72,000, and transferred the cost of the leased assets Ptas. 504,000 and the related accumulated amortization (Ptas. 64,000) to its tangible fixed assets.

     Transfer of tangible fixed assets-

     The Company records investments in construction in progress under the "Tangible Fixed Assets - Advances and Construction in Progress" caption, transferring the related amounts to tangible fixed assets at the end of the projects.

     Transfer of tangible fixed assets-


(7)  TANGIBLE FIXED ASSETS

     The variations in 1998 in the "Tangible Fixed Assets" accounts and in the related accumulated depreciation were as follows:

     ----------------------------------------------------------------------------------------------------------------
                                                                  Thousands of Pesetas
     ----------------------------------------------------------------------------------------------------------------

                                             Balance at     Additions or                 Retirements or    Balance at
                                              12/31/97       Provisions     Transfers      Reductions       12/31/98
     ----------------------------------------------------------------------------------------------------------------
     Cost:
     Technical installations and machinery       20,800            4,177           84             (295)      24,766
     Other installations, tools
       and furniture                             13,613            1,021         (116)          (3,021)      11,497
     Other tangible fixed assets                 39,873            3,801          536           (3,370)      40,840
                                             ------------------------------------------------------------------------
     Total cost                                  74,286            8,999          504           (6,686)      77,103
                                             ------------------------------------------------------------------------

     Accumulated depreciation:
     Technical installations and machinery       (3,182)          (1,886)          (5)           2,154       (2,919)
     Other installations, tools
       And furniture                             (3,597)          (1,025)         (28)           1,398       (3,252)
     Other tangible fixed assets                (10,633)          (5,549)         (31)           3,084      (13,129)
                                             ------------------------------------------------------------------------
     Total accumulated depreciation             (17,412)          (8,460)         (64)           6,636      (19,300)
     ----------------------------------------------------------------------------------------------------------------
     Net amount                                  56,874              539          440              (50)      57,803
     ----------------------------------------------------------------------------------------------------------------

     Written off and fully depreciated assets-

     As of December 31, 1998, the fully depreciated assets were retired with a credit to the related fixed asset account and a charge to the related accumulated depreciation account.

(8)  SHAREHOLDER'S EQUITY

     The variations in equity accounts in 1998 were as follows:

           ---------------------------------------------------------------------------
                                                          Thousands of Pesetas
                                                --------------------------------------

                                                Capital      Prior Years'     Loss for
                                                 Stock         Earnings       the Year
          ----------------------------------------------------------------------------
          Balance at December 31, 1997          623,141         (223,100)      (95,618)
          Allocation of loss                          -          (95,618)       95,618
          Loss for 1998 per accompanying
            statement of operations                   -                -    (1,076,102)
          ----------------------------------------------------------------------------
          Balance at December 31, 1998          623,141         (318,718)   (1,076,102)
          ----------------------------------------------------------------------------

     As of December 31, 1998, the capital stock consisted of 191,500 registered common shares of Ptas. 3,254 par value each, fully subscribed and paid by RIO TINTO Holdings Ltd.

     In compliance with the Spanish Accounting and Audit Institute's resolution of December 20, 1996, which sets the general methods for determining book equity for the purpose of the capital reduction and company dissolution situation referred to by articles 163 and 260 of the revised Corporations Law, the Shareholder's Equity figure in the accompanying balance sheet should be increased by the amount of the participating loans which are included in the balance sheet under the "Long-Term Debt - Payable to Group Companies" caption for Ptas. 5,363,428,000. As a result, the detail of the equity accounts as of December 31, 1998, would be the following:

               ---------------------------------------------
                                                Thousands of
                                                  Pesetas
               ---------------------------------------------

               Shareholder's equity                 (771,679)
               Participating loans (Note 10)       4,699,340
                                                ------------
               Net worth                           3,927,661
               ---------------------------------------------

(9)  NONTRADE PAYABLES

     The detail of the "Payable to Group and Associated Companies" as of December 31, 1998, is as follows:

          -----------------------------------------------------------------------------
                                                          (Thousands of Pesetas)
                                                   ------------------------------------
                                                         Short-term           Long-term
                                                   ------------------------
                                                    Accounts    Accounts       Accounts
                                                   Receivable    Payable        Payable
          -----------------------------------------------------------------------------
          R.T. International Holdings LTD.                  -      22,087     5,673,199
          R.T. Minerals Development LTD.                    -      63,458             -

          R.T Technical Services LTD.                       -         869             -
          R.T. Mining & Exploration LTD.                5,516           -             -
          Riomin Iberica, S.A.                          1,073           -             -
          ATD CRA                                           -         351             -
          RTZ LTD. LONDON                                   -       7,648             -
          Sociedad Espanola de Talcos, S.A.               522           -             -
          R.T. Technical Development LTD.                  21           -             -
          -----------------------------------------------------------------------------
          Total                                         7,132      94,413     5,673,199
          -----------------------------------------------------------------------------

The detail of the transactions with Group and associated Companies is the following:

          ----------------------------------------------------------------
                                                  (Thousands of Pesetas)
                                              ----------------------------
                                                  Volume of Transactions
                                              ----------------------------
                                                 Purchases        Sales
          ----------------------------------------------------------------

          R.T. International Holdings LTD.             1,010             -
          R.T Technical Services LTD.                332,948             -
          R.T. Mining & Exploration LTD.              27,729           110
          Riomin Iberica, S.A.                         6,343         3,034
          RTZ LONDON LTD                              78,636             -
          R.T. Technical Development LTD.            233,319             -
          R.T. Brasil LTD                                447             -
          ----------------------------------------------------------------
          Total                                      680,432         3,144
          ----------------------------------------------------------------



(10) LONG-TERM DEBT

     The "Long-Term Debt" caption in the balance sheet as of December 31, 1998, includes the draw-downs under the participating loans to the Company from RIO TINTO International Holdings Ltd., which was its sole shareholder almost throughout the whole of 1998 (see Note 1). The conditions of the participating loans are as follows:

          -----------------------------------------------------------------------------------
                                                           Loan 1                 Loan 2
          -----------------------------------------------------------------------------------
          Grant date                                     04/30/1997             03/19/1998
          Principal of the loan                          2,286,206               2,413,134
          Term                                            10 years               10 years
          Maturity                                       04/30/2007             12/31/2007
          Single repayment of the principal              04/30/2007             12/31/2007
          Fixed interest rate (a)                      0.5% per annum         0.5% per annum
          Variable interest rate (b)                  (LIBOR + 1%) x 2       (LIBOR + 1%) x 2

          -----------------------------------------------------------------------------------

     (a) Payable on December 31 of each year, until variable interest starts to accrue.
     (b) Payable on December 31 of each year, from the date on which production on the "Las Cruces" project commences.

         Production will be considered to have commenced when the Company, having obtained an operating license from the mining authorities and made the projected investment for the project, has commenced production in a regular and continuous fashion.

     The loan agreement establishes a first period of time during which the Company may not make early repayment of the principal of the loan at its own discretion. This period covers the time from the date the participating loan contract is signed to the date on which the Company commences production, from which time the Company may repay the principal early, paying a penalty equal to the annual interest that the repaid capital would have accrued, calculated in accordance with the conditions set out above and discounted at an annual rate of 7% up to the date of the early repayment agreement.

     Should the early repayment take place, the Company will be obliged to undertake a capital increase of the same amount as the repayment, and this amount may not arise from revaluation of its assets.

     RIO TINTO International Holding LTD. may ask the Company for early repayment of the principal of the loan in the following cases:
     a) If the Company should file for Chapter 11-type insolvency proceedings (suspension de pagos) or be declared bankrupt, or flagrantly fail to fulfil its obligations to third parties.
     b) Should the borrower fail to comply with any of the obligations under the participating loan contract.
     c) Should the RTZ Group cease to hold a majority ownership interest in the capital stock of the Company.

     In cases a) and b) the Company will have to pay RIO TINTO International Holding LTD. a penalty calculated in the way described above, but is not obliged to pay any penalty in case c).

     In terms of seniority of debt as established by the Spanish Civil Code, participating loans have lower priority than debts to general creditors.

     RIO TINTO International Holding LTD. may at any time request the conversion of the principal and/or the interest on the participating loans into capital of the Company.

     These participating loans are governed, in accordance with the stipulations of the contract, by the regulations deriving from Royal Decree Law 7/96 on urgent measures on tax and development and liberalization of economic activity, and from Law 10/96 on urgent tax measures to correct intercompany domestic double taxation and on company internationalization incentives.

     Pursuant to the contractual conditions, the participating loans bear interest of 0.5% per annum during the prospecting period of the "Las Cruces" project, an interest rate that is below market rates. From the date when production commences under the aforementioned project, these participating loans will also bear variable interest at a rate equal to twice the result of increasing the LIBOR by one percentage point, an interest rate above market rates. Generally accepted accounting principles in Spain envisage that the interperiod allocation of the financial costs of pluriannual transactions must, necessarily, be based on methods that conform to the revenue and expense matching principle. This principle requires that the financial costs of all the transaction be spread over the life of the transaction in proportion to the amount of net funding used in each year. In accordance with this method, the Company recorded an interest expense of Ptas. 261,277,000 and, additionally, an expense of Ptas. 53,661,000 relating to prior years. These amounts were capitalized as an addition to exploration expenses relating to the "Las Cruces" project.

(11) TAX MATTERS

     The Company has not recorded any provision for corporate income tax, since to date it has had no taxable income.

     At 1997 year-end, the Company had recorded Ptas. 22,000,000 of VAT recoverable from 1993 and 1994, in regard to which there is a dispute with the State Tax Agency, which considered that the Company had not commenced its activities. As of December 31, 1998, the Company had decided to cancel the provision that had been recorded for Ptas. 22,000,000, since the acceptance of the tax assessment was signed, whereby the Tax Agency recognized the commencement of the Company's activity and proposed the settlement of the VAT refunds for 1996 and 1997, for a total amount of Ptas. 203,710,000. The amounts receivable relating to 1993 and 1994 will be recovered in future returns.

     The Company has the last four years open for review by the tax inspection authorities, and has reported the following tax losses:

                    -----------------------------------------
                                Year               Thousands
                                                   of Pesetas
                    -----------------------------------------

                    1995                            1,291,904
                    1996                              223,055
                    1997                               83,568
                    -----------------------------------------
                    Total                           1,598,527
                    -----------------------------------------


(12) REVENUES AND EXPENSES

     a)   Net sales-

          The net sales mainly relate to the supply of services to other mining companies.

     b)   Average headcount-

          The average number of employees in 1998 was as follows:

                  --------------------------------------------------

                                                                1998
                  --------------------------------------------------

                  By category-
                   Senior technicians                              5
                   Technicians                                     4
                   Manual workers and clerical staff               9
                  --------------------------------------------------
                                  Total                           18
                  --------------------------------------------------

     c)   Allowance for bad debts-

          The variations in the allowance for bad debts and losses on unrecoverable loans in 1998 was as follows:

                ----------------------------------------------------
                                                        Thousands of
                                                           Pesetas
                ----------------------------------------------------

                Balance at December 31, 1997                  26,000
                ----------------------------------------------------

                Allowance for operating bad debts used       (26,000)
                ----------------------------------------------------
                Balance at December 31, 1998                       -
                ----------------------------------------------------


     Ptas. 22 million of the allowances used in the year relate to allowances for certain accounts receivable from the tax authorities for VAT (see Note
     11).

     d)   Financial revenues and short-term financial investments-

          As of December 31, 1998, the Company held Ptas. 125,000,000 of short-term financial investments in eurodeposits with weekly maturity and that earn annual interest of 2.9%.

     e)   Prior years' expenses and losses-

          The charge under the "Prior Years' Expenses and Losses" caption on the statement of operations relates basically to invoices received in 1998 for professional services provided by third parties in 1997, which had not been fully estimated as of December 31, 1997.


(13) DIRECTORS' REMUNERATION

     In 1998 Riomin Exploraciones, S.A. recorded an expense of Ptas. 30 million for remuneration and per diems earned by its Board members.

     In addition, as of December 31, 1998, there were balances payable to members of the Board of Directors amounting to Ptas. 16,000.

     There were no other kinds of loans or pension or life insurance or other similar commitments, to current or former members of the Board of Directors.


(14) FINANCIAL SITUATION AND EVENTS SUBSEQUENT
     TO YEAR-END

     Subsequent to 1998 year end the Group company RIO TINTO International Holding LTD., sole shareholder of the Company during almost the whole of 1998 (see Note 1), initiated a negotiation process with various companies with the aim of selling the Company.

     In addition, on February 25, 1999, RIO TINTO International Holding LTD transferred the loan of Ptas. 5,390,777,000 that the Company held with it to RIO TINTO Metals LTD, sole shareholder of Riomin Exploraciones, S.A. from December 31, 1998. This amount related to the principal and interest on the participating loans mentioned above (see Note 10), and to an additional Ptas. 637,409,000 received by the Company.

     This loan was formalized in a new participating loan contract with the following conditions:

               --------------------------------------------------------
                                                        Conditions
               --------------------------------------------------------

               Contract commencement date                1/1/1999
               Principal of the loan                     5,390,777
               Term                                      10 years
               Maturity                                 12/31/2008
               Single repayment of principal            12/31/2008
               Fixed interest rate (a)                0.5% per annum
               Variable interest rate (b)          (EUROLIBOR + 1%) x 2

               --------------------------------------------------------

     (a) Payable on December 31 of each year, until variable interest starts to accrue.
     (b) Payable on December 31 of each year, from the date on which production on the "Las Cruces" project commences.

         Production will be considered to have commenced when the Company, having obtained an operating license from the mining authorities and made the projected investment for the project, has commenced production in a regular and continuous fashion.

     The loan agreement establishes a first period of time during which the Company may not make early repayment of the principal of the loan at its own discretion. This period covers the time from the date the participating loan contract is signed to the date on which the Company commences production, from which time the Company may repay the principal early, paying a penalty equal to the annual interest that the repaid capital would have accrued, calculated in accordance with the conditions set out above and discounted at an annual rate of 7% up to the date of the early repayment agreement.

     Should the early repayment take place, the Company will be obliged to undertake a capital increase of the same amount as the repayment, and this amount may not arise from revaluation of its assets.

     RIO TINTO Metals LTD. may ask the Company for early repayment of the principal of the loan in the following cases:
     a) If the Company should file for Chapter 11-type insolvency proceedings (suspension de pagos) or be declared bankrupt, or flagrantly fail to fulfil its obligations to third parties.
     b) Should the borrower fail to comply with any of the obligations under the participating loan contract.
     c) Should the RIO TINTO Group cease to hold a majority ownership interest in the capital stock of the Company.

     In cases a) and b) the Company will have to pay RIO TINTO Metals LTD. a penalty calculated in the way described above, but is not obliged to pay any penalty in case c).

     In terms of seniority of debt as established by the Spanish Civil Code, participating loans have lower priority than debts to general creditors.

     RIO TINTO Metals LTD. may at any time request the conversion of the principal and/or the interest on the participating loans into capital of the Company.

     These participating loans are governed, in accordance with the stipulations of the contract, by the regulations deriving from Royal Decree Law 7/96 on urgent measures on tax and development and liberalization of economic activity, and from Law 10/96 on urgent tax measures to correct intercompany domestic double taxation and on company internationalization incentives.

     Additionally, on January 19, 1999, the Company collected Ptas. 203,710,000 from the Tax Agency relating to VAT from 1996 and 1997, the refund of which the Company had requested (see Note 11).

(15) "YEAR 2000 ISSUE" (UNAUDITED)

     Throughout 1998 and in accordance with Group guidelines the Company has carried out a plan to adapt its systems to the new millennium and thus avoid any problem deriving from the "Year 2000 Issue".

     Since the Company is only carrying out exploration work, the action plan focused on the following aspects:
     a) Checking all the Company's computer systems, in addition to obtaining the relevant certificates from the various suppliers of this equipment.
     b) Reviewing all the software applications, and obtaining the relevant certificates from the software suppliers.
     c) Certification from the companies that supply services that their systems are Year 2000 compliant.

     Since the Company's computer systems and software applications have been reviewed, Company management considers that they will not be affected by the "Year 2000 Issue" and that the latter will not cause the Company to incur material expenses in the coming years.

(16) STATEMENT OF CHANGES IN FINANCIAL POSITION

     The 1998 statement of changes in financial position is as follows:

-----------------------------------------------------------------------------------------------------------------------------
                                           Thousands of Pesetas                                          Thousands of Pesetas
                                         ------------------------                                     -----------------------
                                           1998          1997                                              1998         1997
-----------------------------------------------------------------------------------------------------------------------------
Start-up expenses                                -        2,579
Funds applied in operations                162,984       72,583
                                                                   Exchange gains                            233          182
Fixed asset additions:                                             Long-term debt-Group companies      3,324,645    2,286,206
 Intangible assets                       1,359,208    1,720,989    Fixed asset disposals                     560          151
 Tangible fixed assets                       8,999       32,445    Early repayment or transfer to
 Long-term financial investments           150,000            -     short term of long-term financial
                                                                    investments                              710       15,225

-----------------------------------------------------------------------------------------------------------------------------
      Total funds applied                1,681,191    1,828,596           Total funds obtained         3,388,496    2,301,764
-----------------------------------------------------------------------------------------------------------------------------
 FUNDS OBTAINED IN EXCESS OF                                           FUNDS APPLIED IN EXCESS OF
  FUNDS APPLIED (INCREASE IN                                           FUNDS OBTAINED (DECREASE
      WORKING CAPITAL)                   1,707,305      473,168            IN WORKING CAPITAL)                 -            -
-----------------------------------------------------------------------------------------------------------------------------
         TOTAL                           3,388,496    2,301,764                   TOTAL                3,388,496    2,301,764
-----------------------------------------------------------------------------------------------------------------------------

      ---------------------------------------------------------------------------------------------------------------
                                                                          Thousands of Pesetas
                                                ---------------------------------------------------------------------
                   VARIATION IN                               1998                                  1997
                                                ---------------------------------------------------------------------
                  WORKING CAPITAL                 Increases           Decreases         Increases           Decreases
      ---------------------------------------------------------------------------------------------------------------
      Other Current Assets                                 756                 -                -                   -
      Accounts receivable                               78,809                 -           82,235                   -
      Accounts payable                               1,613,665                 -          278,992                   -
      Short-term financial investments                 114,864                 -            9,009                   -
      Cash                                                   -           101,410          102,608                   -
      Accrual accounts                                     621                 -              324                   -
      ---------------------------------------------------------------------------------------------------------------
      Total                                          1,808,715           101,410          473,168                   -
      ---------------------------------------------------------------------------------------------------------------
                   VARIATION IN
                  WORKING CAPITAL                    1,707,305                 -          473,168                   -
      ---------------------------------------------------------------------------------------------------------------

     The reconciliation of the income for the year per books to the funds obtained from operations per the foregoing statement of changes in financial position is as follows:

               ------------------------------------------------------------------------------
                                                                       (Thousands of Pesetas)
                                                                     ------------------------
                                                                         1998          1997
               ------------------------------------------------------------------------------
               Income for the year (loss)                            (1,076,102)      (95,618)
               Less-
                 Depreciation and amortization                           12,367        10,723
               Fixed asset retirements                                  901,601        12,312
               Plus-
                 Overprovision for contingencies and expenses              (850)            -
               ------------------------------------------------------------------------------
               Funds applied in operations                             (162,984)      (72,583)
               ------------------------------------------------------------------------------


(17) SUBSEQUENT EVENTS IN THE PERIOD FROM MARCH 11 TO SEPTEMBER 1, 1999

     Following is a description of the most noteworthy events relating to the situations existing as of December 31, 1998, that have occurred since March 11, 1999, the date of preparation of the 1998 financial statements:

     1. On May 12, 1999, the Company terminated the agreement with Riomin Iberica, S.A. (see Note 4-b), whereby on December 12, 1996, it granted to the latter a purchase option on certain exploration and research permits valued in the Company's balance sheet as of December 31, 1998, at Ptas. 730,092,000. On that same date, the Company transferred the mining rights under various of the aforementioned exploration and research permits. Since the transfer was made for Ptas. 24,600,000 and the projects transferred were valued at Ptas. 587,461,000 as of December 31, 1998, this transaction gave rise to a loss of Ptas. 562,861,000 for the Company, the effect of which was recorded in the present annual accounts.

     2. On September 1, 1999, RIO TINTO Metals LTD., the sole shareholder of Riomin Exploraciones, S.A. since December 31, 1998, transferred all the Company's shares to MK GOLD COMPANY, whose registered office is in the U.S.

         Also, on that same date, RIO TINTO Metals LTD. assigned and transferred the participating loan of Ptas. 5,390,777,000 that it had granted to the Company (see Note 14) to MK GOLD COMPANY, the sole shareholder of Riomin Exploraciones, S.A. since September 1, 1999, as described above.

     3. Through December 31, 1998, Riomin Exploraciones, S.A. incurred losses because in recent years it has focused on performing the exploration and research work for the "Las Cruces" project, and as of December 31, 1998, it had incurred in this connection research and development expenses amounting to Ptas. 4,092 million, of which Ptas. 1,359 relate to projects capitalized in 1998. The Company's Directors consider that they have grounds for foreseeing the technical success and economic and commercial profitability of the project, as evidenced in the project's economic feasibility study prepared by the Company. The volume of investment required will give rise to losses in the coming years until the production for the project commences. In this regard, the Company has the financial support of the shareholder (MK GOLD COMPANY), which has undertaken to provide the financial support required to ensure the continuity of the Company's normal operations and to enable it to meet its commitments through December 31, 2000.

(18)   DIFFERENCES BETWEEN SPANISH AND UNITED STATES
       GENERALLY ACCEPTED ACCOUNTING
       PRINCIPLES


       The financial statements of Riomin Exploraciones, S.A. were prepared in accordance with generally accepted accounting principles in Spain ("Spanish GAAP"), which differ in some respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Following is a summary of the adjustments to net income and shareholder's equity that would have been required had U.S. GAAP been applied instead of Spanish GAAP.

       Statement of Operations Reconciliation:

       -------------------------------------------------------------------------
                                                                Thousands of
                                                                  pesetas
                                                            --------------------
                                                                 Year Ended
                                                                December 31,
                                                                    1998
       -------------------------------------------------------------------------
        Net income (loss) under Spanish GAAP                      (1.076.102)
              Foreign currency transaction gains and losses           11,655
              Tax effects of above adjustments                            (a)
        Net income (loss) under U.S. GAAP                         (1.064.447)
       -------------------------------------------------------------------------

(a) Since the Company presents book losses under Spanish GAAP, no tax effect takes place

       Shareholders' equity reconciliation

       -------------------------------------------------------------------------
                                                                Thousands of
                                                                  pesetas
                                                            --------------------
                                                                 Year Ended
                                                                December 31,
                                                                    1998
       -------------------------------------------------------------------------
        Shareholders' equity under Spanish GAAP                     (771,679)
              Exploration costs                                   (1,155,824)
              Start-up costs                                          (4,472)
              Tax effects of above adjustments                            (a)
        Shareholders' equity under U.S. GAAP                      (1,931,975)
       -------------------------------------------------------------------------

(a) Since the Company presents book losses under Spanish GAAP, no tax effect takes place


1.     Exploration costs.

       In accordance with Spanish GAAP, exploration costs are capitalized when they are incurred provided that the following conditions are met: existence of a specific project; existence of a method for allocating and recognizing the costs relating to each project; existence of sound reasons to foresee the technical success of the project; existence of reasonable assurance of the economic and business profitability of the project; and existence of reasonable assurance that the project will be financed through completion. Capitalized exploration costs are amortized systematically from the date of completion of the related project over the period in which the project will generate revenues, up to a maximum of five years.

       Under US GAAP, exploration costs prior to the successful discovery of reserves, including interest costs, must be expensed as incurred. Specifically, capitalization of costs cannot begin until a company has discovered proven ore reserves that will be economic to produce. The assessment of whether reserves will be economic to produce is based on a feasibility study, mine plan and the development of infrastructure (e.g., roads).

2.     Deferred foreign currency gains and losses.

       Under Spanish GAAP, foreign currency transaction gains and losses can be recorded as deferred charges or accrued liabilities, as described in Note 4-g. Under U.S. GAAP, foreign currency transaction gains and losses must be expensed as incurred.

3.     Start-up expenses.

       Spanish GAAP permits the capitalization of start-up expenses. Under U.S. GAAP, start-up expenses must be expensed as incurred.

4.     Accrual of contingencies and losses

       U.S. GAAP permits the accrual of contingencies and losses only when these losses are probable and reasonably estimable. Spanish GAAP requires the accrual of foreseeable contingencies and losses, including possible losses, as soon as they become known. During the year ended December 31, 1998, there were no differences between U.S. and Spanish GAAP related to the accrual of contingencies and losses.

5.     Other items.

       5.1 Under Spanish GAAP a cash flow statement is not required. However, a statement of changes in financial position (similar to a statement of sources and applications of funds) is required.

     A cash flow statement is provided below in accordance with U.S. GAAP:

       ----------------------------------------------------------------------------------------
                                                                      Thousands of pesetas
       ----------------------------------------------------------------------------------------
        Cash flows from operating activities
        Cash receipts from customers                                    6,543
        Cash paid to suppliers and employees                       (1,690,629)
        Cash generated from operations                             (1,684,086)
        Interest paid                                                     450
        Cash flow before extraordinary item                        (1,683,636)
        Proceeds from tax and deposit devolution                          741
        Others                                                             (2)
        Net cash from operating activities                                         (1,682,897)

        Cash flows from investing activities
        Purchase of property, plant and equipment                    (151,231)
        Proceeds from sale of equipment                                 1,753
        Interest received                                               8,420
        Net cash use in investing activities                                         (141,058)

        Cash flows from financing activities
        Proceeds from long-term borrowings                          1,837,409
        Net cash used in financing activities                                       1,837,409

        Net increase in cash and cash equivalents                                      13,454
        Cash and cash equivalents at beginning of period                              245,864
        Cash and cash equivalents at the end of period                                259,318
       ----------------------------------------------------------------------------------------

5.2  Extraordinary income (expense)

     Under Spanish GAAP the Company recorded as extraordinary results items that under U.S. GAAP should be considered as operating revenues (expenses). Under U.S. GAAP this income is defined as material, unusual and infrequent in the environment in which the entity operates. No adjustments to net income or shareholders' equity result from these types of classification differences under U.S. and Spanish GAAP.

                          RIOMIN EXPLORACIONES, S.A.


                             FINANCIAL STATEMENTS
                             --------------------

On September 9, 1999, the Board of Directors of RIOMIN EXPLORACIONES, S.A. prepared the Financial Statements for the year ended December 31, 1998, which are presented on the obverse of officially stamped paper series OF, class 8, numbered sequentially from OF3604138 to OF3604161 all inclusive, in compliance with current legislation.


/s/ G. Frank Joklik                          /s/ Donald S. Babinchak
-------------------------------              ---------------------------------
G. Frank Joklik                              Donald L. Babinchak


/s/ John C. Farmer                           /s/ Michael G. Doyle
-------------------------------              ---------------------------------
John C. Farmer                               Michael G. Doyle


/s/ Gobain Overjero Zappino
-------------------------------
Gobain Ovejero Zappino

    Audited financial statements of Cobre Las Cruces, S.A. (formerly Riomin
           Exploraciones, S.A.) for the year ended December 31, 1997

                         INDEPENDENT AUDITORS' REPORT


To the Shareholder of
   Cobre Las Cruces, S.A.,


     We have audited the adjusted financial statements (see Note 2d) of Cobre Las Cruces, S.A. (formerly Riomin Exploraciones, S.A., as mentioned in Note 13), consisting of the balance sheet as at 31 December 1997, the profit and loss account and the notes to the financial statements for the year then ended, all expressed in Spanish pesetas. The preparation of these financial statements is the responsibility of the Management of the Company. Our responsibility is to express an opinion on the financial statements taken as a whole, based on the work carried out in accordance with auditing standards generally accepted in Spain which require the examination, on a test basis, of evidence supporting the financial statements and an evaluation of their overall presentation, the accounting principles applied and the estimates made.

2. The adjusted financial statements include a participating loan received from the sole shareholder of Ptas 2.286 million as at 31 December 1997. As a result of this loan, the Company's net worth for the purposes of Articles 163 and 260 of the Spanish Companies Act is no longer negative in the amount of Ptas 597 million being positive in the amount of Ptas 1.689 million. As at December 31, 1997, the Company shows a negative working capital of Ptas 1.282 million basically due to debts with companies related to the RIO TINTO Group (the Company's former owner). As is mentioned in Note 2c, the Company has received confirmation from the MK Gold Company expressing its intention to maintain the financial support necessary for Cobre Las Cruces, S.A. to meet its commitments and settle its liabilities.

3. In our opinion, the accompanying adjusted financial statements for 1997 referred to above present fairly, in all material respects, the financial position of Cobre Las Cruces, S.A. at 31 December 1997 and the results of its operations and its cash flows for the year then ended and contain sufficient information for their proper interpretation and comprehension, and have been prepared in accordance with accounting principles generally accepted in Spain applied on a basis consistent with those used in the preceding year.

PRICEWATERHOUSECOOPERS AUDITORES, S.L.



/s/ Jorge Moya del Castillo
------------------------------
Jorge Moya del Castillo
29 October 1999

                            Cobre Las Cruces, S.A.
                Abridged Balance sheet as at December 31, 1997
    (Expressed in thousands of pesetas - Pths; unless otherwise indicated)

                                                                            1997
                                                                            ----

ASSETS

       Fixed assets                                                    2.972.422
       Formation expenses                                                  5.890
       Intangible fixed assets                                         2.906.759
       Tangible fixed assets                                              56.874
       Deposits and guarantees                                             2.899

       Current assets                                                    515.940
       Debtors                                                           269.752
       Refundable deposits                                                15.543
       Cash at bank and in hand                                          230.321
       Prepayments and accrued income                                        324
                                                                       ---------

Total                                                                  3.488.362
                                                                       =========

                            Cobre Las Cruces, S.A.
                Abridged balance sheet as at December 31, 1997
    (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


                                                                            1997
                                                                            ----

LIABILITIES

       Capital and accumulated deficit                                 (597.070)
       Share capital                                                    623.141
       Profit and loss account brought forward                         (223.100)
       Loss for the year                                               (997.111)

       Deferred income                                                      182

       Provisions for liabilities and charges                               850

       Creditors:  amounts falling due after more than one year       2.286.206

       Creditors:  amounts falling due in less than one year          1.798.194
                                                                      ---------
Total                                                                 3.488.362
                                                                      =========

                            Cobre Las Cruces, S.A.
     Abridged profit and loss account for the year ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


                                                                            1997
                                                                            ----

       EXPENSES                                                        2.778.474

       Staff costs                                                        81.741
             Wages, salaries and similar remuneration                     63.682
             Social security contributions                                18.059

       Fixed assets depreciation                                          10.723

       Other operating expenses                                        1.610.190

       Operating profit                                                   34.455

       Financial expense and similar costs                                43.409
             Amounts owed to group companies                              40.554
             Other debts                                                   2.855

       Losses on exchange                                                 79.103

       Net financial income                                                    -

       Loss on disposal of tangible and
         intangible fixed assets (see note 13 f)                         587.223

       Extraordinary expenses                                              1.797

       Prior-year expenses (see note 13 e)                               364.288

                            Cobre Las Cruces, S.A.
     Abridged profit and loss account for the year ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)

                                                                            Pths
                                                                       ---------
                                                                            1997
                                                                            ----

       INCOME                                                          1.781.363

       Operating income                                                1.737.109
       Other operating income (capitalisation of mine development
          costs)                                                       1.737.109

       Operating losses                                                        -

       Financial income                                                    1.210
       Other                                                               1.210


       Gains on exchange                                                   4.034

       Net financial expense                                             117.268

       Loss from ordinary activities                                      82.813

       Extraordinary income                                                2.508

       Prior-year income                                                  36.502

       Net extraordinary loss                                            914.298

       Loss before tax                                                   997.111
                                                                       ---------

       Loss for the year                                                 997.111
                                                                       =========

                            Cobre Las Cruces, S.A.
Statement of Stockholders' Equity (Deficit) for the year ended December 31,1997
    (Expressed in thousands of pesetas - Pths; unless otherwise indicated)

                                            Common Stock                                 Total
                                       -------------------------    Accumulated       Stockholders'
                                         Shares         Amount        Deficit            Deficit
                                       ----------     ----------    -----------       -------------
Balance at January 1, 1997                191.500        623.141       (223.100)            400.041

Net loss for the year                           -              -       (997.111)           (997.111)
                                       ----------     ----------    -----------       -------------

Balance at December 31, 1997              191.500        623.141     (1.220.211)           (597.070)
                                       ==========     ==========    ===========       =============

                            Cobre Las Cruces, S.A.
   Notes to the financial statements for the year ended December 31, 1997
    (Expressed in thousands of pesetas - Pths; unless otherwise indicated)

 TRANSLATION OF FINANCIAL STATEMENTS ORIGINALLY ISSUED IN SPANISH PREPARED IN
            ACCORDANCE WITH GENERALLY ACCEPTED PRINCIPLES IN SPAIN
                                 (see Note 2b)

1.   Activities

The Company primarily carries out exploration, research and mining activities throughout Spain in relation to mineral deposits and other geological resources, particularly, nickel, lead, zinc, silver, lithium, iron and diamonds.

Its share capital amounts to Pths 623.141 (Note 7 - Capital and accumulated deficit) and was fully subscribed and paid in by its single shareholder, Rio Tinto International Holdings Ltd. The Company is therefore a single-shareholder company in accordance with the Spanish Private Limited Companies Act which came into force on 1 June 1995. Pursuant to this legislation, the operations and transactions carried out with group companies in 1997 are disclosed in Note 11.

The name of the Company was changed to Cobre Las Cruces, S.A. from Riomin Exploraciones, S.A. on September 6, 1999 based on a resolution made by the General Shareholders Meeting. This was executed in a public deed on October 13, 1999, pending to be registered in the Mercantile Register (see Note 13).

2.   Basis of presentation

a)   True and fair view

     These Spanish financial statements are presented in accordance with applicable accounting legislation so as to provide a true and fair view of the Company's net worth, financial situation and the results of its operations. They are presented in the accounting format required by the Spanish General Accounting Plan.

b)   Accounting principles

     In 1997 the Company's reported loss has been determined in accordance with generally accepted accounting principles in Spain and the accounting policies laid down in the Spanish General Accounting Plan. (see Note 2d).

c)   Going concern

     Mk Gold Company has agreed to support the Company to the extent necessary. On the basis of the support of its current shareholders, management have concluded that the company has adequate resources to continue operations for the foreseeable future and as a result have prepared the financial statements on a going concern basis.

d)   Financial statements preparation

     These financial statements differ from the 1997 Annual Accounts approved by the Board of Directors on February 18, 1998 and filed in the Mercantile Register.

                            Cobre Las Cruces, S.A.
    Notes to the financial statements for the year ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


     The differences come from the introduction of the following adjustments to the financial statements previously filed in the Mercantile Register:

                                                            Debit     Credit
                                                            -----     ------
   Prior - year expenses (P & L)                          338.632          -
   Intangible fixed assets (1)                                  -    338.632
   Loss on disposal of intangible fixed assets (P & L)    562.861          -
   Intangible fixed assets (2)                                  -    562.861
                                                          -------    -------
                                                          901.493    901.493
                                                          =======    =======

     (1) See comments included in note 13e)
     (2) See comments included in note 13f).

     As a result of the introduction of these adjustments the captions affected have consequently changed to record the above adjustments. Additionally, this Note, and Note 13 and Note 14 have been added to these financial statements that were not included in the 1997 Annual Accounts.

3.   Distribution of results

It will be proposed to shareholders that the losses generated in the year be transferred to "Prior- year losses" so that they may be offset against future profits.

4. Accounting policies

a) Intangible fixed assets

     This heading records:

     - Computer applications which are stated at cost. They are amortized on a straight-line basis at a rate of 25% each year.

     - Mine development expenses are capitalized at an amount equivalent to the cost of each project which the Company considers will be a technical success and financially and commercially profitable.

     When there are doubts as to a project's feasibility, the project is amortized in the year. In any event, projects must be written off within five years as from the date of completion.

b) Tangible fixed assets

     Tangible fixed assets are stated at cost. Repair and maintenance costs are charged directly to expense in the year in which they are incurred provided that they do not represent an improvement or increase in the assets' useful lives.

                            Cobre Las Cruces, S.A.
    Notes to the financial statements for the year ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


     Depreciation is calculated systematically using the straight-line method on the basis of cost using the following rates:

     Machinery                           8%
     Furniture                          10%
     Vehicles                           14%
     Data-processing equipment          14%
     Fixtures and fittings               8%

c) Trade debtors and creditors

     Accounts receivable and payable in less than one year which relate to debits and credits resulting from the Company's transactions are recorded at their face value.

     When the collectibility of balances receivable is considered doubtful, the relevant appropriations are made to the provision for bad debts using financial criteria.

d) Exchange differences

     Accounts receivable and payable denominated in foreign currency are converted to pesetas at the exchange rate on the date of the related transaction. At the year end, they are stated at the year-end exchange rate.

     Unrealized exchange gains are recorded as deferred income in the balance sheet and are generally not taken to income. Conversely, exchange losses are taken directly to profit and loss.

e) Recognizing income and expenses

     Purchases of goods and materials are recorded, including purchase expenses, direct transport expenses and any taxes levied on the acquisitions, excluding VAT. All discounts included in the invoice, other than cash discounts, which are regarded as financial income, are regarded as a decrease in the amount of the transaction.

     Other income and costs are recognized on an accruals basis, irrespective of the date on which the related collection or payment is made.

f) Corporate income tax

     The profit and loss account records the corporate income tax expense which is calculated taking into account the tax accrued in the year, the effect of the deferral of the differences between the tax base and reported results which reverse in subsequent periods and any tax credits and deductions to which the Company is entitled.

                            Cobre Las Cruces, S.A.
   Notes to the financial statements  for the year ended December 31, 1997
    (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


5.   Fixed assets

     Intangible fixed assets are comprised of the following:


                                         Property,
                                         plant and
                                           mine                             Assets being
                                        development                             acquired
                                          expenses            Computer     under finance
COST                                    capitalised       applications            leases              Total
                                        -----------       ------------            ------              -----
Balance at 1/1/96                         1.088.150             11.264                 -          1.099.414
Increases                                 1.113.069              8.879                 -          1.121.948
Write-offs                                 (107.240)           (11.013)                -           (118.253)
                                        -----------           --------                 -          ---------
Balance at 31/12/96                       2.093.979              9.130                 -          2.103.109
                                        -----------           --------            ------          ---------
Increases                                 1.720.090                395               504          1.720.989
Write-offs                                 (913.550)                 -                 -           (913.550)
                                        -----------           --------            ------          ---------
Balance at 31/12/97                       2.900.519              9.525               504          2.910.548
                                        -----------           --------            ------          ---------

AMORTISATION
Balance at 1/1/96                                 -              7.850                 -              7.850
Increases                                         -                640                 -                640
Write-offs                                        -             (7.850)                -              7.850
                                        -----------           --------            ------          ---------
Balance at 31/12/96                               -                640                 -                640
                                        -----------           --------            ------          ---------
Increases                                         -              3.110                39              3.149
Write-offs                                        -                  -                 -                  -
                                        -----------           --------            ------          ---------
Balance at 31/12/97                               -              3.750                39              3.789
                                        -----------           --------            ------          ---------

NET BOOK VALUE
Balance at 1/1/96                         1.088.150              3.414                 -          1.091.564
                                        ===========           ========            ======          =========
Balance at 31/12/96                       2.093.979              8.490                 -          2.102.469
                                        ===========           ========            ======          =========
Balance at 31/12/97                       2.900.519              5.775               465          2.906.759
                                        ===========           ========            ======          =========

The most important project which makes up the balance of Property, Plant and Mine development expenses capitalized at 31 December 1997 are as follows:

Project name               Commencement date             Amount (Ptas'000)
------------               -----------------             -----------------

Las Cruces                      1990                         2.733.283
                                                             ---------

                                                             2.733.283
                                                             =========

                            Cobre Las Cruces, S.A.
    Notes to the financial statements for the year ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


Tangible fixed assets consist of the following:



                                             Fixtures                   Data-
                        Plant and                 and              processing              Other fixed
COST                    machinery  Tooling   fittings   Furniture   equipment    Vehicles       assets       Total
Balance at 1/1/96           9.252        -      1.714      10.746      28.940      22.415            -      73.067
Increases                   5.739        -      1.330       1.504       6.928       7.557           75      23.133
Write-offs                 (7.130)       -       (991)     (6.727)    (20.761)    (17.325)           -     (52.934)
                           ------    -----      -----      ------     -------     -------          ---    --------
Balance at 31/12/96         7.861        -      2.053       5.523      15.107      12.647           75      43.266
                           ------    -----      -----      ------     -------     -------          ---    --------
Increases                  12.939    2.330      2.147       1.560       5.013       8.085          371      32.445
Write-offs                      -        -          -           -        (497)       (928)           -      (1.425)
                           ------    -----      -----      ------     -------     -------          ---    --------
Balance at 31/12/97        20.800    2.330      4.200       7.083      19.623      19.804          446      74.286
                           ======    =====      =====      ======     =======     =======          ===    ========

DEPRECIATION
Balance at 1/1/96           3.827        -         50       4.389       9.195      12.176            -      29.637
Increases                   1.889        -        956       1.315       3.831       2.786            -      10.777
Write-offs                 (2.813)       -       (605)     (4.043)    (10.128)    (11.088)           -     (28.677)
                           ------    -----      -----      ------     -------     -------          ---    --------
Balance at 31/12/96         2.903        -        401       1.661       2.898       3.874            -      11.737
                           ------    -----      -----      ------     -------     -------          ---    --------
Increases                     279       19        910         606       2.533       2.325           22       6.694
Write-offs                      -        -          -           -        (250)       (769)           -      (1.019)
                           ------    -----      -----      ------     -------     -------          ---    --------
Balance at 31/12/97         3.182       19      1.311       2.267       5.181       5.430           22      17.412
                           ======    =====      =====      ======     =======     =======          ===    ========

NET BOOK VALUE
Balance at 31/1/96          5.425        -      1.664       6.357      19.745      10.239            -      43.430
                           ======    =====      =====      ======     =======     =======          ===    ========
Balance at 31/12/96         4.958        -      1.652       3.862      12.209       8.773           75      31.529
                           ======    =====      =====      ======     =======     =======          ===    ========
Balance at 31/12/97        17.618    2.311      2.889       4.816      14.442      14.374          424      56.874
                           ======    =====      =====      ======     =======     =======          ===    ========

Deposits and guarantees

     Balance at 1/ 1/96                                                          14.933
     Increases                                                                   13.862
     Decreases                                                                  (10.671)
                                                                               --------
     Balance at 31/12/96                                                         18.124
                                                                               --------
     Increases                                                                    1.490
     Decreases                                                                  (16.715)
                                                                               --------
     Balance at 31/12/97                                                          2.899
                                                                               ========

                            Cobre Las Cruces, S.A.
   Notes to the financial statements for the year ended December 31, 1997
    (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


6.  Debtors

Debtors at December 31, 1997 can be broken down as follows:

Trade debtors                                                         175
  Trade debtors                                   175
Sundry debtors                                                      2.132
  Advances to suppliers                           947
  Other debtors                                 1.185
                                              -------
Amounts receivable from group companies                             2.932
  Riomin Iberica                                  897
  ATD-CRA Advanced Technical                    1.513
  Sdad. Espanola de Talcos                        522
                                              -------
Loans to employees                                                    635
Taxes refundable                                                  289.878
  VAT refundable                              289.471
  Interim payments refundable                     407
Provisions                                    -------             (26.000)
                                                                  =======
                                                                  269.752
                                                                  =======

7.  Capital and accumulated deficit

Share capital at the year end amounts to Pths. 623.141 and is made up of 191.500 shares with a par value of Ptas 3.254 each, fully subscribed and paid in.

Movements in the accounts under this heading in 1997 are as follows:

                                                     Losses            Profit /(loss)
                               Share capital      Brought forward                 for           Total
                                                  ---------------             the year          -----
                                                                              --------
Balance at 1/1/96                  1.915.000                -              (1.291.904)        623.096
Increases                                  -                -                (223.055)       (223.055)
Decreases                         (1.291.859)             (45)              1.291.904               -
                                 -----------         --------              ----------               -
Balance at 31/12/96                  623.141              (45)               (223.055)        400.041
                                 -----------         --------              ----------      ----------
Increases                                  -                -                (997.111)       (997.111)
Decreases                                  -         (223.055)                223.055               -
                                 -----------         --------               ---------      ----------

Balance at 31/12/97                  623.141         (223.100)               (997.111)       (597.070)
                                 ===========         ========               =========      ==========

                            Cobre Las Cruces, S.A.
   Notes to the financial statements for the year ended December 31, 1997
    (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


Pursuant to the Resolution of 20 December 1996 of the Spanish Institute of Auditors which lays down general criteria for determining net worth for the purposes of reducing capital and dissolving companies, the figure for capital and reserves indicated above should be increased by the participating loans which are included in the balance sheet under Amounts owed to group companies falling due after more than one year totaling Pths. 2.286.206.

For purposes of this calculation the resulting figure for net worth at 31 December 1997 is therefore as follows:

                                                        Pths
                                                  ---------------

Capital and accumulated deficit                         (597.070)
Participating loans                                    2.286.206
                                                       ---------
                                                       1.689.136
                                                       =========

8.   Creditors: amounts falling due after more than one year

This heading records the participating loan arranged with RTZ International Holdings Ltd amounting to Pths 2.286.206. This loan matures on 30 April 2007 and currently bears interest at the rate of 0.5% per annum (see Note 13).

9.   Creditors: amounts falling due in less than one year

Set out below is an analysis of this heading at 31 December 1997:

                                                              Pths
                                                ----------------------------------
Trade creditor                                                             378.623
Amounts owed to Group companies                                          1.403.144
RTZ Minerals Development                            48.498
RTZ Technical Services                              34.483
RTZ Mining and Exploration                          56.202
RTZ International Holdings                       1.231.200
RTZ Limited London                                  32.761
                                                ----------

Wages and salaries                                                             879
Taxes and social security contributions                                      6.791
  Taxes payable                                      5.146
  Social security contributions payable              1.645
                                                ----------
Interest payable                                                             8.757
                                                                         ---------
                                                                         1.798.194
                                                                         =========

                            Cobre Las Cruces, S.A.
    Notes to the financial statements for the year ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


10.  Tax situation

Given that the Company has significant tax losses carried forward, there is no need to record a provision for corporate income tax.

At 31 December 1997, the Company's returns for the following taxes are open to tax inspection:

           Corporate income tax                                  1992 - 1997
           VAT                                                   1992 - 1997
           Personal income tax                                   1992 - 1997
           Tax on business and professional activities           1992 - 1997

11.  Transactions and balances with related companies

The Company maintains accounts with a number of group companies, the balances of which are as follows. These balances are included as part of debtors and creditors in the balance sheet.


                                                                     Pths
                                                      -------------------------------

                                                       Debtor               Creditor
                                                      ---------             ---------
Riomin Iberica S.A.                                         897
ATD-CRA Advanced Technical                                1.513
Sdad. Espanola de Talcos                                    522
RT Minerals Development Ltd                                   -                48.498
RTZ International Holding (participating loan)                 -            2.286.206
RTZ Technical Services Ltd                                    -                34.483
RTZ Mining & Exploration                                      -                56.202
RTZ International Holding                                     -             1.231.200
RTZ Limited London                                            -                32.761
                                                              -             ---------
                                                      ---------
                                                          2.932             3.689.350
                                                      =========             =========

                            Cobre Las Cruces, S.A.
    Notes to the financial statements for the year Ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


The transactions made during the year with related companies are as follows:

                                                                          Pths
                                                                          ----

RTZ Technical Services Ltd
      Provision of services                                            470.839

US Borax Inc
      Payments on its behalf                                               995

RTZ Mining & Exploration
      Provision of services                                             79.871

RTZ International Holdings
      Loans                                                          2.606.006

RTZ Consultants for America
      Provision of services                                                139

RTZ Limited London
      Provision of services                                             74.437

Riomin Iberica
      Payments on its behalf                                             8.070

ATD CRA Advanced Technical Dev.
      Provision of services                                             85.270

Sociedad Espanola de Talcos
      Provision of services                                                522

12.  Other information

The members of the Board of Directors have received PThs 16.638 in respect of salaries and PThs 2.686 in respect of remuneration in kind.

No advances or loans have been granted to the members of the Board of Directors.

No pension commitments have been entered into with the members of the Board of Directors.

                            Cobre Las Cruces, S.A.
   Notes to the financial statements for the year ended December 31, 1997
    (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


13.  Subsequent events

The most significant events since December 31, 1997 up to the issuance of these financial statements are summarized as follows:

a)   Transfer of the ownership of the Company's shares

     On December 31, 1998, Rio Tinto International Holdings Ltd., the Company's Single Shareholder transferred its entire shares to another company belonging to the Rio Tinto Group, Rio Tinto Metals Ltd.

     Subsequently, on September 1, 1999, the Company executed the sale of the shares to the new Single Shareholder, MK Gold Company. On September 6, 1999, the Single Shareholder resolved to change the name of the Company (formerly Riomin Exploraciones, S.A.) to Cobre Las Cruces, S.A. This was executed in a public deed on October 13, 1999, pending to be registered in the Mercantile Register.


b)   Participating loans

     On March 19, 1998, the Company's shareholder at the time, Rio Tinto International Holdings, Ltd. entered into an additional participating loan agreement with the Company for Pths 2.412.194 which will be repaid upon maturity on December 31, 2007.

     In the following year, on February 25, 1999, the Company assigned the above participating loan and the one recorded as such by the Company at the end of 1997 to its new shareholder, Rio Tinto Metals Ltd. At the same time, it was agreed that the outstanding amount, together with other amounts contributed by the former shareholder of the Company and not formalized in a participating loan, would be repaid under a single participating loan. The conditions of the new loan agreement being as follows:

     Principal:       Ptas. 5.390.777.000.
                      Maturing on : 31 December 2008, the date on which the
                      outstanding principal will be repaid in a single payment.
     Interest:        Fixed interest of 0.5% per annum until the commencement of the mining of the "Las Cruces" mineral deposit.
                      Henceforth and until the maturity date of the loan, variable interest of (EUROLIBOR+1)x2.

     In accordance with the estimated financing for the investments envisaged by the Company stated in the Feasibility Study prepared to this end, if the relevant authorization is finally granted to mine the Las Cruces mineral deposit, and depending on the cost of the financing taking into account the above financial conditions, the Company has estimated a market rate of interest for the entire envisaged operation and recorded financial expenses totaling Pths 309.771 in the year ended December 31, 1998 as Mine Development expenses relating to the project, "Las Cruces".

                            Cobre Las Cruces, S.A.
    Notes to the financial statements for the year ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)

     On September 1, 1999, simultaneously with the signing of the sale of the Company's shares, the assignment of the above participating loan to MK Gold Company was formalized.

c)   Relations with the Tax Authorities

     On October 30, 1998, the assessment relating to the VAT inspection carried out for the years 1996 and 1997 was signed in agreement. Therefore, VAT for these two years are closed to tax inspection. The assessment established a refund of input VAT relating to said years, totaling Pths 203.711 and the payment of Pths 665 in respect of late-payment interest which was received by the Company in 1999.

     Simultaneously, the Company cancelled a provision of Pths 22.000 for VAT relating to 1993, recorded in relation to disputes with the tax authorities and abandoned the claims filed with the National Tax and Treasury Court in relation to the refund of VAT relating to 1993 and 1995, totaling Pths
     21.552 and Pths 64.082, respectively.

d)   Purchase option agreement with respect to shares in Seroncillo, S.L.

     On November 6, 1998, the Company entered into a purchase option agreement with respect to all the shares in Seroncillo, S.L., a company owning property with a surface area of 593 hectares, approximately, located in the province of Seville, where the "Las Cruces" mineral deposit is located. The agreement laid down as a premium for the option, Pths 150.000, to be deducted from the purchase price of the shares if the option is exercised.

     The exercising of the option is related to the surface area of land to be acquired from the Company. A minimum surface area of 150 hectares is established with a price per hectare of Pths 4.000.

     The option may be exercised over a period of four years, i.e. until 6 November 2002. Additional annual extensions to said period may be requested, increasing the cost of exercising the option by Pths 10.000 per year.

e)   Write-off of Mine development costs capitalized

     The company has written-off mine development costs capitalized as at December 31, 1997 totaling Pths 338.632 during 1998 as these costs were not individually identified with the projects in process (See Note 2d). These costs were expensed in these adjusted 1997 financial statements.

                            Cobre Las Cruces, S.A.
    Notes to the financial statements for the year ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


f)   Transfer of mining rights to Riomin Iberica, S.A

     On May 12, 1999, the Company and Riomin Iberica, S.A. entered into an agreement for the transfer of mining rights for a price of Pths 24.600, in accordance with an independent expert's appraisal, with respect to drilling and research in the Spanish pyretic belt owned by Riomin Exploraciones, S.A. (currently named Cobre Las Cruces, S.A.). The book value at the time of concluding the agreement amounted to Pths 587.461. As a result, the Company charged the loss totaling Pths 562.861 to the profit and loss account for 1999 in its official books (see Note 2d) but are expensed in these adjusted 1997 financial statements.

     Simultaneously, the parties agreed to terminate the agreement for the purchase option in respect of the mining rights, concluded on December 12, 1996 stating a purchase price for the rights covered by the agreement of Pths. 730.505, the majority of these rights were included in the agreement explained in the above paragraph. Any rights and obligations deriving from the above purchase option agreement were declared as no longer applicable.

g)   Year 2000

     The Company is year 2000 compliant, in accordance with the policy established by the Rio Tinto Group and considers that its computer systems and equipment are adequately adapted to the year 2000. The cost incurred in this respect is insignificant.

14. Summary of certain differences between Spanish GAAP and US GAAP for the year ended December 31, 1997

The financial statements of the Company have been prepared in accordance with Spanish GAAP which in certain areas differ significantly from U.S. GAAP. The Company's accounting policies are set out in Note 4 of the "Notes to the Financial Statements" for the year ended December 31, 1997.

The following paragraphs summarize the areas in which differences between Spanish GAAP and US GAAP could be significant to the Company's financial position and result of operations.

The Company has quantified these differences in section a) of this note and estimates the net effect that applying U.S. GAAP would have on its financial position on results of operations, or any component thereof, in any of the presentation of financial information included in these financial statements.

No attempt has been made to identify future differences between Spanish GAAP and US GAAP as the result of prescribed changes on accounting standards. Regulatory bodies that promulgate Spanish GAAP and US GAAP have significant projects ongoing that could affect future comparisons such as this one. Finally, no attempt has been made to identify all future differences between Spanish GAAP and US GAAP that may affect the financial statements as a result of transaction or events that may occur in the future.

                            Cobre Las Cruces, S.A.
    Notes to the financial statements for the year ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


Exploration costs

Spanish GAAP

Under Spanish GAAP, mineral exploration costs relating to feasible projects are capitalized and charged to the Profit and Loss account during the estimated production period of the project.

US GAAP

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property has proven and probable reserves, the cost of subsequent reserve definition and expansion and the costs incurred to develop such property are capitalized as mine development costs and charged to operations based on proven and probable reserves.

Start up Expenses

Spanish GAAP

Such costs are generally capitalized and amortized to income over the period estimated to be benefited.

US GAAP

Such costs are generally expensed as incurred.

Deferred tax assets

Spanish GAAP

Under Spanish GAAP, deferred tax assets are only recorded for ten years and where realization is considered highly probable.

US GAAP

Under US GAAP, deferred tax assets are recognized in the balance sheet at full value, but reduced by a valuation allowance based on the likelihood of realization of these benefits in future periods.

Extraordinary income and expenses and prior year income and expenses

Spanish GAAP

The Company has recorded certain income and expenses as extraordinary in the profit and loss account.

                            Cobre Las Cruces, S.A.
    Notes to the financial statements for the year ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


US GAAP

These extraordinary income and expense and prior year income and expense items would not have been classified as extraordinary items but would have been included in the determination of operating results or, in the case of the transfer of assets between parties under common control, such as the sale of shares, no profit and loss would be recorded on such transactions. Any amount received in excess of or below costs would be recorded in shareholders' equity.


Under US GAAP only extraordinary items, defined as those material items which derive from events or transactions that are both unusual and infrequent would be included.

These are limited, for example to losses arising from natural disasters, expropriations of assets and gain/losses on the early extinguishment of debt, and are presented separately on the face of the income statement net of taxes.

Earnings Per Share

Spanish GAAP

This is not required under Spanish GAAP.

US GAAP

It is required to present basic and diluted earnings per share for listed companies.

Statement of Comprehensive Income

Spanish GAAP

A statement of comprehensive income is not required.

US GAAP

SFAS 130 defines comprehensive income as a measure of all changes in equity of an enterprise during a period that result from transactions and other economic events of the period other than transaction with owners.

Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but excluded from net income: i.e. foreign currency items, minimum pension liabilities adjustments and unrealized gains or losses on certain investments in debt and equity securities.

                            Cobre Las Cruces, S.A.
    Notes to the financial statements for the year ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)



Statement of Cash Flow

Spanish GAAP

Spanish GAAP does not require a statement of cash flow.

US GAAP

US GAAP requires the presentation of a statement of cash flow as one of the primary financial statements. We have included a cash flow statement in section
b) of this note.

Accounting for Leases

Spanish GAAP

Capital leases are shown as intangible assets, and are shown therein when the economic terms of the contract leave no doubt that the option will be exercised. Related interest costs are recorded as deferred expenses. Spanish GAAP defines operating leases as those where the right of use is transferred for a specific with no purchase option threshold.

US GAAP

Under US GAAP, leases qualifying for capitalization under prescriptive criteria are reported as tangible fixed assets at their fair value. Interest cost are recorded as incurred.

Recently Issued US GAAP

Accounting Standard

In June 1998, the Financial Accounting Standards Board issued Financial "Accounting Standard No. 133 Accounting for Derivative Instruments and Hedging Activities (SFAS 133) which will now be effective for fiscal years beginning after June 15, 2000. This is not presently required for Spanish GAAP and management believes the impact of this rule is not expected to be material.

                            Cobre Las Cruces, S.A.
    Notes to the financial statements for the year ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


a) Reconciliation of net loss and accumulated deficit between Spanish GAAP and US GAAP.

                                                                    1997       Prior year       Accumulated
                                                                Net loss       net losses           deficit
                                                               ---------       ----------           -------
As reported in the accompanying financial
statements at December 31, 1997                                 (997.111)        (223.100)       (1.220.211)
                                                               ---------       ----------        ----------

Adjustments for US GAAP purposes:

1. Exploration costs                                                           (1.155.824)       (1.155.824)

2. Tax effect ( 35%)                                                   -          404.538           404.538

3. Recognition of tax loss carry-forwards                        348.989           78.085           427.074

4. Tax deferred asset, valuation allowance                      (348.989)         (78.085)         (427.074)

5. Start-up costs                                                      -           (5.890)           (5.890)

6. Tax effect ( 35%)                                                   -            2.061             2.061

7. Tax deferred asset relating to points
       1 and 5 valuation allowance                                     -         (406.599)         (406.599)
                                                               ---------       ----------        ----------

Total adjustments net of taxes                                         -       (1.161.714)       (1.161.714)
                                                               ---------       ----------        ----------
Net loss and accumulated deficit in accordance
with US GAAP at December 31, 1997 ( Pths)                       (997.111)      (1.384.814)       (2.381.925)
                                                               =========       ==========        ==========


The above adjustments are explained as follows:

1. According to Spanish GAAP, mineral exploration costs relating to specific projects considered feasible are capitalized and charged to the Profit and Loss account within five years from the date of completion of the project. In accordance with US GAAP, these costs should be expensed as incurred. The breakdown of this adjustment is as follows:

     - As explained in Note 5, the total costs incurred and capitalized relating to "Las Cruces" project were Pths 2.733.283. The Company estimates that costs incurred totaling Pths 1.013.188 could be considered as mineral exploration costs and, therefore should be expensed as incurred under US GAAP.

                            Cobre Las Cruces, S.A.
    Notes to the financial statements for the year Ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


     - The company has capitalized costs relating to certain projects as the company considers them feasible at present.

          . "Faralaes I" project totaling             Pths 55.476.
          . "Faralaes III" project totaling           Pths 56.219.
          . "Viar" project totaling                   Pths 16.812.
          . "Olivares" project totaling               Pths 14.129.
                                                      ------------
                                                      Pths 142.636
                                                      ------------

          In addition under US GAAP, these costs could be assimilated to mineral exploration costs as there is no proven existence of mineral reserves and, therefore should be expensed as incurred through the Profit and Loss Account.

2. Recognition of the deferred tax asset resulted from the adjustment explained in Paragraph 1. Deferred tax is calculated at the current statutory rate of 35%.

3. Recognition of the Deferred tax asset in the balance sheet at full value for tax loss carry-forwards and loss for the year ended December 31,1997. Deferred tax is calculated at the current statutory rate of 35%.

4. A 100% valuation allowance for gross deferred taxes has been established from tax loss carryforwards and book tax timing differences since realization of those benefits cannot be reasonably assured. These net operating loss carryforwards expire at various future dates through 2007. While the need for the valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefit of the carryforwards will be recorded in future operations as a reduction of the Company's income tax expense.

5. Start-up expenses capitalized that should be written-off as incurred under US GAAP.

6. Recognition of the deferred tax asset resulted from the adjustment explained in Paragraph 5. Deferred tax is calculated at the current statutory rate of 35%.

                            Cobre Las Cruces, S.A.
    Notes to the financial statements for the year Ended December 31, 1997 (Expressed in thousands of pesetas - Pths; unless otherwise indicated)


b) Statement of stockholders' equity (deficit) for the year ended December 31, 1997(share amounts expressed in pesetas):

                                            Common Stock                                  Total
                                        ---------------------      Accumulated        Stockholders'
                                         Shares       Amount         Deficit             Deficit
                                        --------   ----------   ---------------    ----------------
Balance at January 1, 1997               191 500      623 141          (223 100)            400 041

Net loss for the year                          -            -          (997 111)           (997 111)
                                        --------   ----------   ---------------    ----------------

Balance at December 31, 1997             191 500      623 141       ( 1 220 211)           (597 070)
                                        ========   ==========   ===============    ================

c)   Statement of cash flows

                                                                          For the year
                                                                              ended
                                                                           December 31,1997
                                                                   ------------------------
Net cash flows from operating activities:
Net loss                                                                           (997.111)

Adjustments to reconcile net loss to net cash used in operating
activities:                                                                        (787.744)
                                                                                -----------

Depreciation                                                                         10.723
Positive exchange differences                                                          (182)
Own work capitalized                                                             (1.720.090)
Write-offs of R&D expenses                                                          913.550
Donations                                                                             8.000
Profit/loss on fixed assets                                                             255

Changes in operating assets and liabilities:                                       (370.560)
                                                                                -----------
Increase in accounts receivable                                                      82.235
Increase in prepaid expenses and other                                                  324
Increase in current assets and intangibles and other assets                           9.009
Decrease in accounts payable and accrued liabilities                               (278.992)
                                                                                -----------

Net cash used for operating activities                                           (2.155.415)
                                                                                -----------
Net cash flows used for investing activities:                                       (28.183)
                                                                                -----------
Acquisition of equipment and furniture                                              (43.972)
Sale of fixed assets                                                                    564
Decrease in cash used in investing activities                                        15.225

Cash flows from financing activities:                                             2.286.206
                                                                                -----------
Proceeds from participating loans payable to stockholders                         2.286.206

Net increase in cash and cash equivalents:                                          102.608
Cash and cash equivalents, beginning of period                                      127.713
                                                                                -----------
Cash and cash equivalents, end of period                                            230.321
                                                                                ===========

      Supplemental disclosures of cash flow information:

      Cash paid during the year for:

      Interest                                     -

d)   Adjusted 1997 Balance Sheet

                                                     Balance sheet as                              Balance sheet as per
                                                      per 1997 Annual                                     1997 adjusted
                                                             Accounts            Adjustments       financial statements
                                                            ---------            -----------       --------------------
ASSETS
    Fixed assets                                            3.873.915               (901.493)                 2.972.422
    Formation expenses                                          5.890                      -                      5.890
    Intangible fixed assets                                 3.808.252               (901.493)                 2.906.759
    Tangible fixed assets                                      56.874                      -                     56.874
    Investments                                                 2.899                      -                      2.899

    Current assets                                            515.940                      -                    515.940
    Debtors                                                   269.752                      -                    269.752
    Investments                                                15.543                      -                     15.543
    Cash at bank and in hand                                  230.321                      -                    230.321
    Prepayments and accrued income                                324                      -                        324
                                                            ---------            -----------       --------------------
Total                                                       4.389.855               (901.493)                 3.488.362
                                                            =========            ===========       ====================

LIABILITIES

    Capital and reserves                                      304.423               (901.493)                  (597.070)
    Share capital                                             623.141                      -                    623.141
    Profit and loss account brought forward                  (223.100)                     -                   (223.100)
    Profit/(loss) for the year                                (95.618)              (901.493)                  (997.111)

    Deferred income                                               182                      -                        182

    Provisions for liabilities and charges                        850                      -                        850

    Creditors: amounts falling due after
     more than one year                                     2.286.206                      -                  2.286.206


    Creditors: amount falling due in less
     than one year                                          1.798.194                      -                  1.798.194
                                                            ---------            -----------       --------------------

Total                                                       4.389.855               (901.493)                 3.488.362
                                                            =========            ===========       ====================

e)   Adjusted 1997 Profit and Loss Account

                                                                             P&L as per                      P&L as per1997
                                                                            1997 Annual                  adjusted financial
                                                                               Accounts    Adjustments           statements
                                                                            -----------    -----------   ------------------
    EXPENSES                                                                  1.876.981        901.493            2.778.474

    Staff costs                                                                  81.741              -               81.741
       Wages, salaries and similar remuneration                                  63.682              -               63.682
       Social security contributions                                             18.059              -               18.059

    Fixes assets depreciation                                                    10.723              -               10.723

    Other operating expenses                                                  1.610.190              -            1.610.190

    Operating profit                                                             34.455              -               34.455

    Financial expense and similar costs                                          43.409              -               43.409
       Amounts owed to group companies                                           40.554              -               40.554
       Other debts                                                                2.855              -                2.855

    Losses on exchange                                                           79.103              -               79.103

    Net financial income                                                              -              -                    -

    Loss on disposal of tangible and intangible fixed assets                     24.362        562.861              587.223

    Extraordinary expenses                                                        1.797              -                1.797

    Prior-year expenses                                                          25.656        338.632              364.288

    INCOME                                                                    1.781.363              -            1.781.363

    Operating income                                                          1.737.109              -            1.737.109
    Other operating income                                                    1.737.109              -            1.737.109

    Operating losses                                                                  -              -                    -

    Financial income                                                              1.210              -                1.210
    Other                                                                         1.210              -                1.210
    Gains on exchange                                                             4.034              -                4.034

    Net financial expense                                                       117.268              -              117.268

    Loss from ordinary activities                                                82.813              -               82.813

    Extraordinary income                                                          2.508              -                2.508
    Prior-year income                                                            36.502              -               36.502

    Net extraordinary loss                                                       12.805        901.493              914.298

    Loss before tax                                                              95.618        901.493              997.111
                                                                            -----------    -----------   ------------------

    Loss for the year                                                            95.618        901.493              997.111
                                                                            ===========    ===========   ==================

   Unaudited financial statements of Cobre Las Cruces, S.A. (formerly Riomin
       Exploraciones, S.A.) for the nine months ended September 30, 1999

COBRE LAS CRUCES, S.A.
Balance Sheets
(Thousands of Pesetas)

                                                                       September 30, 1999            December 31, 1998
                                                                               (Unaudited)                   (Audited)
                                                                       -------------------           -----------------
Assets

       Fixed assets                                                         4,443,646                        4,476,884
       Formation expenses                                                       3,407                            4,472
       Intangible fixed assets                                              4,236,099                        4,262,420
       Tangible fixed assets                                                   51,951                           57,803
       Deposits and guarantees                                                152,189                          152,189

       Current Assets                                                         320,166                          609,580
       Debtors                                                                 84,903                          349,506
       Refundable deposits                                                      2,234                          130,407
       Cash and bank and in hand                                              232,546                          128,911
       Prepayments and accrued income                                             483                              756
                                                                       --------------                -----------------

Total                                                                       4,763,812                        5,086,464


LIABILITIES

       Capital and accumulated deficit                                      4,647,570                        4,901,520
       Share Capital                                                          623,141                          623,141
       Long term debt payable to Group C.                                   5,673,199                        5,673,199
       Profit and loss account brought forward                             -1,394,820                         -318,718
       Loss for the year                                                     -253,950                       -1,076,102

       Deferred income                                                              0                              415

       Provisions for liabilities and charges                                       0                                0

       Creditors: amounts falling due in
       less than one year                                                     116,242                          184,529
                                                                       --------------                    -------------

Total                                                                       4,763,812                        5,086,464

COBRE LAS CRUCES, S.A.
Statement of Operations
(Thousands of Pesetas)

                                                                                  Nine Months Ended
                                                                                    September 30
                                                                                     (Unaudited)
                                                                1999                    1998
                                                           ------------           ----------------
EXPENSES

Staff costs
       Wages, salaries and similar remuneration                  72,569                 55,210
       Social security contributions                             15,745                 15,497

Fixed assets depreciation                                         9,514                  8,974

Other operating expenses                                        145,604                898,042

Operating profit                                                      0                      0

Financial expense and similar costs
       Amounts owed to group companies                                0                      0
       Other debts                                                    9                    423

Losses on exchange                                                7,084                  9,508

Net financial income                                                  0                 33,407

Loss on disposal of tangible and intangible
fixed assets                                                          0                      0

Extraordinary expenses                                              759                  6,552

Prior-year expenses                                              16,597                106,374

INCOME

Operating income                                                  7,457                  3,405
Other operating income                                            2,193                  1,243

Operating Losses                                                233,782                973,075

Financial income                                                  3,263                      0
Other                                                                 0                  5,857

Gains of exchange                                                   252                 37,482

Net Financial Expense                                             3,578                      0

Loss from ordinary activities                                   237,360                939,668

Extraordinary income                                                537                    928

Prior-year income                                                   229                    178

Net Extraordinary loss                                           16,590                111,820

Loss before tax                                                 253,950              1,051,488
                                                           ------------          -------------
Net loss                                                        253,950              1,051,488

COBRE LAS CRUCES, S.A.
Statements of cash flows
(Thousands of Pesetas)

                                                                                       Nine Months Ended
                                                                                         September 30
                                                                                   1999                   1998
                                                                               (Unaudited)            (Unaudited)
                                                                             ---------------       ------------------
Net cash flows from operating activities:
Net loss                                                                            (253,950)              (1,051,488)
                                                                             ---------------        -----------------

Adjustments to reconcile net loss to net cash                                          7,567                    8,974
                                                                             ---------------        -----------------
 provided (used) by operating activities:
Depreciation                                                                           9,514                    8,974
Negative exchange differences                                                         (1,947)                       -

Changes in assets and liabilities:                                                   328,637                1,078,933
                                                                             ---------------        -----------------
    Decrease in accounts receivable                                                  263,657                 (945,677)
    Decrease in prepaid expenses and other                                             1,222                   (3,286)
    Decrease in current assets and intangibles and other assets                      129,874                  (32,036)
    Increase in accounts payable an accrued liabilities                              (66,116)               2,059,932
                                                                             ---------------        -----------------

Net cash provided by operating activities                                             82,254                   36,419

Net cash flows provided (used) used for investing activities:                         21,796                   (6,666)
                                                                             ---------------        -----------------
Acquisition of equipment and furniture                                                  (640)                  (6,666)
Sale of fixed assets                                                                  22,436                        -

Cash flows from financing activities:                                                   (415)                    (178)
Deferred Income                                                                         (415)                    (178)
                                                                             ---------------        -----------------

Net increase in cash and cash equivalents                                            103,635                   29,575
Cash and cash equivalents, beginning of period                                       129,911                  230,321
                                                                             ---------------        -----------------
Cash and cash equivalents, end of period                                             232,546                  259,896
                                                                             ===============        =================

                          RIOMIN EXPLORACIONES, S.A.

                             FINANCIAL STATEMENTS

On October 29, 1999, the Board of Directors of Cobre Las Cruces, S.A. (formerly Riomin Exploraciones, S.A.) prepared the notes 2, 13 and 14 to the Financial Statements for the year ended December 31, 1997, in compliance with current legislation.


/s/ G. Frank Joklik                     /s/ Donald L. Babinchak
------------------------------          ------------------------------
G. Frank Joklik                         Donald L. Babinchak


/s/ Michael G. Doyle                    /s/ Michael G. Doyle
------------------------------          ------------------------------
John C. Farmer                          Michael G. Doyle


/s/ Gobain Overjero Zappino
------------------------------
Gobain Overjero Zappino

   Unaudited Pro Forma Consolidated Financial Statements of MK Gold Company

                                MK Gold Company
                      Introduction to Unaudited Pro Forma
                       Consolidated Financial Statements

     The accompanying unaudited pro forma consolidated balance sheet as of September 30, 1999 and unaudited pro forma statements of operations for the year ended December 31, 1998 and the nine month period ended September 30, 1999 are presented to reflect the acquisition by MK Gold Company (the "Company") of the entire share capital and subordinated debt of Cobre Las Cruces, S.A. (formerly Riomin Exploraciones, S.A.) ("Las Cruces") (the "Acquisition") from Rio Tinto plc for a purchase price of $42 million in cash. The Acquisition was accounted for under the purchase method of accounting. The accompanying unaudited pro forma consolidated financial statements reflect the effects of a preliminary allocation of the purchase price.

     The accompanying unaudited pro forma consolidated financial statements should be read in conjunction with the respective company's historical consolidated financial statements and notes thereto. The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of actual results had the foregoing transaction occurred as described in the preceding paragraph, nor do they purport to represent results of future operations of the merged companies .

     The pro forma consolidated balance sheet assumes the Acquisition occurred on September 30, 1999. The pro forma consolidated statements of operations present the Company's historical consolidated statements of operations for the fiscal year ended December 31, 1998 and the nine months ended September 30, 1999, along with Las Cruces' statements of operations for the same periods adjusted to give effect to the Acquisition as if the Acquisition had occurred on January 1, 1998.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 1999
(Thousands of dollars)

                                                                                                                     Pro forma
ASSETS                                                                 Historical                 Pro forma             as
                                                             --------------------------------
                                                                Company (a)      Riomin (b)      adjustments (c)   adjusted (d)
                                                             --------------------------------   ---------------------------------
CURRENT ASSETS:

Cash and cash equivalents                                         $  13,804        $   1,508        $   (6,193) (e)    $   9,119
Gold bullion held for sale                                            1,210                -                 -             1,210
Receivables                                                           1,969              546                 -             2,515
Inventories                                                           1,630                -                 -             1,630
Deferred income taxes                                                   123                -                 -               123
Other                                                                   234                3                 -               237
                                                                 ----------       ----------       -----------       -----------
     Total current assets                                            18,970            2,057            (6,193)           14,834
                                                                 ----------       ----------       -----------       -----------

Mining rights, property, plant and mine development net               1,203           28,551            16,388 (f)        46,142
Deferred Income taxes                                                   304                -                 -               304
Subordinated debt receivable                                              -                -                 -                 -
Restricted cash                                                       1,053                -                 -             1,053
                                                                 ----------       ----------       ===========       ===========
TOTAL ASSETS                                                      $  21,531        $  30,608        $   10,195         $  62,333
                                                                 ==========       ==========       ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                                  $   1,606        $     747        $        -         $   2,353
Current portion of mine closure liabilities                             454                -                 -               454
Short-term note payable - Leucadia National Corporation                   -                -            15,807  (k)       15,807
Other accrued liabilities                                               380                -                 -               380
                                                                 ----------      -----------       -----------       -----------
     Total current liabilities                                        2,441              747            15,807            18,994
                                                                 ----------      -----------       -----------       -----------

Mine closure and reclamation liabilities                                743                                                  743
Subordinated debt                                                         -           36,451           (36,451) (g)            -
Line of credit - Leucadia National Corporation                            -                -            20,000  (h)       20,000
Long term deferred taxes                                                  -                -             4,249  (i)        4,249
Deferred revenue                                                      1,970                -                 -             1,970
                                                                 ----------      -----------       -----------       -----------
     Total liabilities                                                5,153           37,198            (3,605)           45,956


STOCKHOLDERS' EQUITY:
Common Stock                                                            193            4,004            (4,004) (j)          193
Capital in excess of par value                                       67,146                -                 -  (k)       67,146
Accumulated deficit                                                 (50,962)         (10,594)           10,594  (l)      (50,962)
Translation adjustment                                                    -                -                 -                 -
                                                                 ----------      -----------       -----------       -----------
     Total stockholders' equity                                      16,377           (6,590)            6,590            16,377
                                                                 ----------      -----------       -----------       -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $  21,530        $  30,608        $   10,195         $  62,333
                                                                 ==========      ===========       ===========       ===========

Unaudited Pro Forma Condensed Consolidated Statement of Operations For the year ended December 31, 1998
(Thousands of dollars except per share data)

                                                              Historical                 Pro forma        Pro forma
                                                      --------------------------
                                                      Company (m)     Riomin (n)       adjustments (o)  as adjusted (p)
                                                      -----------     ----------       ---------------  ---------------
REVENUE:
       Product sales                                  $     9,017     $      598       $             -  $         9,615
       Mining services                                     11,065              -                     -           11,065
                                                      -----------     ----------       ---------------  ---------------

              Total revenue                                20,082            598                     -           20,680
                                                      -----------     ----------       ---------------  ---------------

COSTS AND OPERATING EXPENSES:
       Product sales                                        8,617             17                     -            8,634
       Mining services                                      9,335              -                     -            9,335
                                                      -----------     ----------       ---------------  ---------------

              Total costs and operating expenses           17,952             17                     -           17,969
                                                      -----------     ----------       ---------------  ---------------

GROSS PROFIT                                                2,130            581                     -            2,711

EXPLORATION COSTS                                          (3,068)             -                     -           (3,068)
GENERAL AND ADMINISTRATIVE EXPENSES                        (1,661)             -                     -           (1,661)
                                                      -----------     ----------       ---------------  ---------------

LOSS FROM OPERATIONS                                       (2,599)           581                     -           (2,018)

Gain (loss) on sale of assets                                 455         (6,034)                    -           (5,579)
Investment income and dividends, net                        1,104              -                     -            1,104
Interest expense                                              (81)        (1,749)                                (1,830)
                                                      -----------     ----------       ---------------  ---------------

Loss before income taxes                                   (1,121)        (7,202)                    -           (8,323)
Income tax provision                                         (160)             -                     -             (160)
                                                      -----------     ----------       ---------------  ---------------

Net loss                                              $    (1,281)    $   (7,202)      $             -  $        (8,483)
                                                      ===========     ==========       ===============  ===============
Basic and diluted loss per share                            (0.07)                                                (0.44)

Basic and diluted weighted average shares used
  to compute loss per share                            19,406,679                                            19,406,679

Unaudited Pro Forma Condensed Consolidated Statement of Operations For the nine months ended September 30, 1999
(Thousands of dollars except per share data)

                                                                    Historical                Pro forma         Pro forma
                                                           ----------------------------
                                                             Company (q)    Riomin (r)       adjustments (s)  as adjusted (t)
                                                           ----------------------------     ---------------------------------
REVENUE:
   Product sales                                              $  6,007       $       90       $        -            $   6,097
   Mining services                                               8,324                -                -                8,324
                                                           -----------      -----------     ------------          -----------
             Total revenue                                      14,331              90                -                14,421
                                                           -----------      -----------     ------------          -----------
COSTS AND OPERATING EXPENSES:
   Product sales                                                 7,024            1,733                                 8,757
   Mining services                                               6,564                -                -                6,564
                                                           -----------      ------------    ------------          -----------

             Total costs and operating expenses                 13,588            1,733                -               15,321
                                                           -----------      -----------     ------------          -----------

GROSS PROFIT                                                       743           (1,643)               -                 (900)

EXPLORATION COSTS                                               (1,717)               -                -               (1,717)
GENERAL AND ADMINISTRATIVE EXPENSES                             (1,269)               -                -               (1,269)
                                                            ----------      -----------     ------------          -----------

LOSS FROM OPERATIONS                                            (2,243)          (1,643)               -               (3,886)

Gain on sale of assets                                              92                -                -                   92
Investment income and dividends, net                               513                -                -                  513
Interest expense                                                  (156)               -                -                 (156)
                                                            ----------      -----------     ------------          -----------

Loss before income taxes                                        (1,794)          (1,643)               -               (3,437)
Income tax provision                                                 -                -                -                    -
                                                            ----------      -----------     ------------          -----------

Net loss                                                      $ (1,794)      $   (1,643)      $        -            $  (3,437)
                                                            ==========      ===========     ============          ===========
Basic and diluted loss per share                                 (0.09)                                                 (0.18)

Basic and diluted weighted average shares used to
  compute loss per share                                    19,261,365                                             19,261,365

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated balance sheet as of September 30, 1999 reflects the adjustments necessary to record the acquisition as though it had occurred on September 30, 1999.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 1999 have been prepared assuming the acquisition occurred on January 1, 1998 and reflect the effects of certain adjustments to the historical consolidated financial statements that result from the acquisition.

The method of accounting for the acquisition is the purchase method. The acquisition was funded through (i) borrowings of $20,000,000 pursuant to the Company's existing credit agreement with Leucadia National Corporation ("Leucadia"), (ii) the sale of 18,058,635 shares of the Company's authorized but unissued shares of Common Stock to Leucadia for $15,806,723 and (iii) $6,193,277 from the Company's working capital. The purchase price of Cobre Las Cruces was $42,000,000. The excess purchase price over net asset value of Riomin was recorded as an increase in mining rights. As a result of the acquisition the company also recorded a deferred income tax liability that was also recorded as an increase in mining rights.

The following notes pertain to the unaudited pro forma consolidated balance sheet as of September 30, 1999:

     (a) Represents the consolidated balance sheet of the Company as of September 30, 1999.

     (b)  Represents the balance sheet of Riomin as of September 30, 1999.

     (c) Includes proforma adjustments for the Riomin acquisition relating to the financing and sale of common stock to Leucadia and the entries needed for consolidation.

     (d) Represents the Company's pro forma as adjusted balance sheet as if the Riomin acquisition, related financing and sale of common stock to Leucadia had occurred on September 30, 1999.

     (e) Represents the portion of the purchase price funded through the Company's working capital.

     (f) Represents the allocation to mining rights of the excess purchase price over fair value of net assets acquired and the deferred income tax liability.

     (g) Represents the elimination of intercompany subordinated debt needed for consolidation.

     (h) Represents borrowings under the line-of-credit facility used to finance part of the Riomin acquisition.

     (i) Represents the adjustments to the deferred income tax balances for the tax effects of the pro forma adjustments.

     (j) Represents the elimination of Riomin's common stock needed for consolidation.

     (k) Represents a promissory note payable to Leucadia National Corporation. Pending regulatory approval of the sale of all authorized but unissued shares of MK Gold common stock to Leucadia, Leucadia loaned the Company approximately $15,807,000.

     (l) Represents the elimination of Riomin's accumulated deficit for consolidation purposes.

The following notes pertain to the unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999. There are no material pro forma adjustments. No mining rights were amortized because the Las Cruces Project is still in the feasibility and development stage:

     (m) Represents the consolidated statement of operations of the Company for the year ended December 31, 1998.

     (n) Represents the statement of operations of Riomin for the year ended December 31, 1998.

     (o)  Includes any proforma adjustments necessary for consolidation.

     (p) Represents the Company's pro forma as adjusted consolidated statement of operations as if the Riomin acquisition had occurred on January 1, 1998.

     (q) Represents the consolidated statement of operations of the Company for the nine months ended September 30, 1999.

     (r) Represents the statement of operations of Riomin for the nine months ended September 30, 1999.

     (s)  Includes any proforma adjustments necessary for consolidation.

     (t) Represents the Company's pro forma as adjusted consolidated statement of operations as if the Riomin acquisition had occurred on January 1, 1998.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      MK GOLD COMPANY



                                      /s/ John C. Farmer
                                      --------------------------------------
                                      John C. Farmer
                                      Chief Financial Officer


Date:  November 15, 1999

                               INDEX TO EXHIBITS

          Exhibits

            2.1 Sale and Purchase Agreement dated September 1, 1999 between MK Gold Company and Rio Tinto Metals Limited.*

            10.1 Stock Purchase Agreement dated September 1, 1999 between MK Gold Company and Leucadia National Corporation.*

            10.2    Promissory Note dated September 1, 1999.*

            10.3 Option Agreement dated August 26, 1999 between MK Gold Company and Straits Resources Ltd.*

            23.1    Consent of Arthur Andersen

            23.2    Consent of PricewaterhouseCoopers Auditores, S.L.

_______________________
  * previously filed